Exhibit 4.5

WEC ENERGY GROUP

LIMITED RETIREMENT SAVINGS PLAN

Effective September 14, 2016

WEC ENERGY GROUP LIMITED retirement SAVINGS plan

TABLE OF CONTENTS

Article 1 NAME AND PURPOSE OF THE PLAN		1-1
1.1	Name and Plan Sponsor	1-1
1.2	Purposes of the Plan	1-1
1.3	Intent	1-1
1.4	Effective Date and Transfers from Prior Plans	1-1
1.5	Supplements	1-1

Article 2 DEFINITIONS		2-1
2.1	Account	2-1
2.2	Affiliated Company	2-1
2.3	After-Tax Contributions	2-2
2.4	Age & Service Point Contributions	2-2
2.5	Beneficiary	2-2
2.6	Board	2-2
2.7	Break-in-Service	2-2
2.8	Catch-Up Contributions	2-2
2.9	Code	2-2
2.10	Company	2-3
2.11	Compensation	2-3
2.12	Disabled Participant	2-3
2.13	Effective Date	2-3
2.14	Employee Benefits Committee	2-3
2.15	Eligible Employee	2-3
2.16	Employee	2-3
2.17	Employment	2-4
2.18	ERISA	2-4
2.19	Highly Compensated Employee	2-4
2.20	Hours of Service	2-4
2.21	Investment Fund	2-4
2.22	Investment Trust Policy Committee	2-5
2.23	Leased Employee	2-5
2.24	Limited Term Employee	2-5
2.25	Matching Contributions	2-5
2.26	New Program Participants	2-5
2.27	Non-Affiliated Participating Company	2-6
2.28	Non-Highly Compensated Employee	2-6
2.29	Participant	2-6
2.30	Participant Contributions	2-6
2.31	Participating Company	2-6
2.32	Participating Group	2-6
2.33	Plan	2-7
2.34	Plan Year	2-7
2.35	Prior Plans	2-7
2.36	Regular Seasonal Employee	2-7
2.37	Retirement	2-7
2.38	Rollover Contributions	2-7
2.39	Severance from Service	2-7

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2.40	Service Period	2-7
2.41	Severance Period	2-8
2.42	Spouse	2-8
2.43	Trust Agreement	2-8
2.44	Trust Fund	2-8
2.45	Trustee	2-8
2.46	Union	2-8
2.47	USERRA Policy	2-8
2.48	Valuation Date	2-8
2.49	WEC Stock	2-8
2.50	WEC Stock Fund	2-8
2.51	Year of Eligibility Service	2-8
2.52	Year of Vesting Service	2-8

Article 3 ELIGIBILITY AND PARTICIPATION		3-1
3.1	Eligible Employees	3-1
3.2	Participation	3-1
3.3	Cessation of Participation	3-2

Article 4 CONTRIBUTIONS		4-1
4.1	Participant Contributions	4-1
4.2	After-Tax Contributions	4-1
4.3	Catch-Up Contributions	4-2
4.4	Limitations on Participant Contributions	4-2
4.5	Rollover Contributions	4-3
4.6	Matching Contributions	4-3
4.7	Age & Service Point Contributions	4-3
4.8	Vesting	4-3
4.9	Amount of Contributions	4-4
4.10	Payment of Contributions to the Trustee	4-4

Article 5 CONTRIBUTION AND ALLOCATION RESTRICTIONS		5-1
5.1	Section 415 Limits on Allocations	5-1
5.2	Top-Heavy Restrictions	5-3
5.3	Actual Deferral Percentage (ADP) Test	5-5
5.4	Actual Contribution Percentage (ACP) Test	5-7
5.5	Qualified Non-Elective Contributions and Qualified Matching Contributions	5-10

Article 6 RECORDKEEPING AND VALUATION		6-1
6.1	Valuation of Funds	6-1
6.2	Participant Statements	6-1

Article 7 PLAN DISTRIBUTIONS, WITHDRAWALS AND LOANS		7-1
7.1	Withdrawals by Participants	7-1
7.2	Loans to Participants	7-1
7.3	Death	7-1
7.4	Upon Termination of Employment	7-1
7.5	Direct Rollover of Eligible Rollover Distributions	7-3
7.6	Mandatory Distributions	7-4

7.7	Right to Delay Payment under Code Section 401(a)(14)	7-4
7.8	Transfer of Assets To and From the Plan	7-4

Article 8 MINIMUM REQUIRED DISTRIBUTIONS		8-1
8.1	General Rules	8-1
8.2	Time and Manner of Distribution	8-1
8.3	Required Minimum Distributions During Participant's Lifetime	8-2
8.4	Required Minimum Distributions After Participant's Death	8-2
8.5	Definitions	8-3

Article 9 TRUST AGREEMENT AND TRUST FUND		9-1
9.1	Trust Agreement	9-1
9.2	Investment of Trust Fund	9-1
9.3	Funding Policy	9-1
9.4	Participant Direction of Investments	9-1
9.5	Prohibition on Investment of Trust Fund	9-2

Article 10 FIDUCIARY RESPONSIBILITIES		10-1
10.1	Basic Responsibilities	10-1
10.2	Indemnification of Fiduciaries	10-1

Article 11 ADMINISTRATION OF THE PLAN		11-1
11.1	Employee Benefits Committee	11-1
11.2	Powers and Duties	11-1
11.3	Records and Notices	11-2
11.4	Expenses	11-2
11.5	Limitation on Liability	11-2
11.6	Claims Procedures	11-2
11.7	Application for Benefits	11-2
11.8	Reliance on Report and Certificates	11-3

Article 12 AMENDMENT OR TERMINATION		12-1
12.1	Amendment or Restatement	12-1
12.2	Termination and Discontinuance of Contributions	12-1
12.3	Acquisition of the Company	12-1
12.4	Merger or Consolidation	12-1
12.5	Participation in the Plan	12-1

Article 13 GENERAL PROVISIONS		13-1
13.1	No Guarantee of Employment	13-1
13.2	Payments to Minors and Incompetents	13-1
13.3	Non-Alienation of Benefits	13-1
13.4	Qualified Domestic Relations Orders	13-1
13.5	Offset	13-1
13.6	Governing Law	13-2
13.7	Uniform Administration	13-2
13.8	Source of Payments	13-2
13.9	Word Usage	13-2
13.10	Location of Participant or Beneficiary Unknown	13-2
13.11	Plan Provisions in Multiple Employer Plans	13-2
13.12	Military Service	13-3

Article 14	EMPLOYEE STOCK OWNERSHIP PLAN COMPONENT	14-1
14.1	In General	14-1
14.2	Voting WEC Stock	14-1
14.3	Tender Offers	14-1
14.4	Dividends	14-2
14.5	Diversification Requirements for Accounts Invested in the WEC Stock Fund	14-2
14.6	Stock Bonus ESOP	14-2
14.7	Distributions from the WEC Stock Fund	14-2

EXHIBIT I SCHEDULE OF COMPANIES PARTICIPATING IN THE PLAN	I-1

EXHIBIT II SCHEDULE OF SUPPLEMENTS	II-1

Supplement A	A-1

Supplement B	B-1

Supplement C	C-1

Supplement D	D-1

Supplement E	E-1

Supplement F	F-1

Supplement G	G-1

Supplement H	H-1

Article 1

NAME AND PURPOSE OF THE PLAN

1.1           Name and Plan Sponsor.   This Plan is known as the "WEC Energy Group Limited Retirement Savings Plan." The Plan was established and is maintained by WEC Energy Group, Inc.

1.2           Purposes of the Plan.   The purposes of the Plan are:

•           To provide retirement and other benefits for Eligible Employees;

•           To enable Eligible Employees, through systematic savings, to accumulate funds on a tax advantageous basis;

•           To provide a vehicle through which a Participating Company or Non-Affiliated Participating Company can attract and retain qualified Employees; and

•           To encourage voluntary Company stock ownership among Eligible Employees through an employee stock ownership plan.

1.3           Intent.   The Company intends the Plan and related Trust Fund meet the requirements of ERISA, qualify under Code Section 401(a), and be exempt from federal income taxation under Code Section 501(a). The Company also intends the Plan be a defined contribution plan (a profit sharing plan) with a cash or deferred feature under Code Section 401(k). The portion of the Plan invested in WEC Stock is intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

1.4           Effective Date and Transfers from Prior Plans.   The Plan is effective as of September 14, 2016 (the "Effective Date"). This list identifies the name of each defined contribution plan from which account balances of certain employees were transferred into this Plan as of the Effective Date, (the "Prior Plans") and the Affiliated Company that previously maintained each Prior Plan:

•           Integrys Energy Group 401(k) Plan for Administrative Employees, sponsored by WEC Business Services, LLC;

•           Integrys Energy Group Employee Stock Ownership Plan, sponsored by Wisconsin Public Service Corporation;

•           Peoples Energy Employee Thrift Plan, sponsored by Peoples Energy, LLC; and

•           Wisconsin Public Service Corporation Non-Administrative Employees Savings Plan and Trust, sponsored by Wisconsin Public Service Corporation.

The portion of the trust fund of the Prior Plans attributable to the account balances of employees classified by a Participating Company or Non-Affiliated Participating Company as a seasonal, temporary, limited term, or project worker employee in active Employment as of the Effective Date was transferred to this Plan as of the Effective Date in a plan-to-plan transfer. The account balances of participants in a Prior Plan not in active Employment as of the Effective Date, and the account balances assigned to all alternate payees under the Prior Plans, which were merged into the WEC Energy Group Retirement Savings Plan as of the Effective Date.

1.5           Supplements.   The Plan document contains one or more Supplements, which shall be in effect from time to time and shall contain provisions applicable to various Participating Groups of Eligible Employees. To the extent there is a conflict between the provisions of a Supplement and the "core" provisions of the Plan, the provisions of the Supplement shall be controlling.

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Article 2

DEFINITIONS

As used in the Plan, these words shall have the meanings indicated, unless the context requires a different meaning.

2.1           Account.   The record of each Participant's interest in the assets of the Trust Fund under the Plan, which may be divided into the following subaccounts:

•	Participant Contribution Account, further subdivided into:

•	Pretax Contribution Account; and

•	Roth Contribution Account

•	Catch-Up Contribution Account, further subdivided into:

•	Pretax Catch-Up Contribution Account; and

•	Roth Catch-Up Contribution Account

•	After-Tax Contribution Account

•	Matching Contribution Account

•             Age & Service Point Contribution Account, which may be referred to in Supplements as a Service Point Contribution Account

•	Rollover Account, including a Roth Rollover Subaccount

Additional subaccounts may be reflected in a Supplement for a Participating Group.

2.2           Affiliated Company.   An Affiliated Company is:

(a)          Any corporation, trade, or business that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company;

(b)          Any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company;

(c)          Any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; or

(d)          Any other entity required to be aggregated with the Company under Treasury Regulations relating to Code Section 414(o).

Under Section 5.1, Affiliated Company in subsections (a) and (b) above shall have the meaning prescribed above except that "more than 50%" shall be substituted for "at least 80%" each place it appears in Code Section 1563(a)(1).

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2.3           After-Tax Contributions.   The amount a Participant elects to have contributed to the Plan on an after-tax basis (but not as Roth Contributions) under Section 4.2, which are allocated to a Participant's After-Tax Contribution Account. The Plan shall separately account for any After-Tax Contributions made by a Participant to a Prior Plan before 1987.

2.4           Age & Service Point Contributions.   Age & Service Point Contributions shall be made by a Participating Company or Non-Affiliated Participating Company on behalf of a Participant only as provided in an applicable Supplement. References to Age & Service Point Contributions in this Plan shall also mean Service Point Contributions as defined in any Supplement, unless otherwise provided in the Plan or Supplement.

2.5           Beneficiary.   The person who is (or persons who are) entitled to receive benefits from the Plan if a Participant's death occurs. A Participant's designation of a Beneficiary shall be valid and in effect only if a properly executed designation, in such form as the Employee Benefits Committee may prescribe (including online designations), is filed and received by the Employee Benefits Committee or its delegate prior to the Participant's death. If the Participant is married, the Beneficiary shall be the Participant’s Spouse unless, under Code Section 417(a)(2), the Spouse consents in writing to the designation of an alternative Beneficiary and such consent is witnessed by a notary public. The Employee Benefits Committee shall provide the Participant and the Participant's Spouse with an explanation of their rights regarding designation of a Beneficiary. If a Participant's divorce occurs, the former Spouse shall cease to be a Beneficiary as of the date of divorce unless, after the divorce, the Participant completes a new designation naming such individual as a Beneficiary. Neither the Plan nor the Employee Benefits Committee shall be liable to any Beneficiary for payments made to such Spouse prior to the date the Employee Benefits Committee is notified in writing of a divorce from such Spouse. If multiple Beneficiaries have been designated and one or more of the Beneficiaries predecease the Participant, then upon the Participant’s death, payment shall be made exclusively to the surviving Beneficiary or Beneficiaries unless the Participant’s designation specifies an alternate method of distribution. If there is no valid designation of Beneficiary or the Beneficiary does not survive the Participant, Beneficiary means the surviving person or persons in the first of these classes of successive preference beneficiaries of which a member survives the Participant: (a) Spouse, (b) children, including legally adopted children, (c) parents, (d) brothers and sisters, and (e) the Participant's estate. In determining such person or persons, reliance may be made upon an affidavit by a member of any of the classes of preference beneficiaries. Payment based upon such affidavit shall be full release of any benefit paid unless, before such payment is made, the Employee Benefits Committee has received notice of a claim by some other person asserting an equal or superior right to such payment. If two or more persons become entitled to payment as members of the same class of preference beneficiaries, they shall share equally.

2.6           Board.   The board of directors of the Company.

2.7           Break-in-Service.   The period of time that elapses between the date on which an Employee incurs a Severance from Service and the date on which an Employee again completes an Hour of Service. A one-year Break-in-Service occurs for each 12 consecutive month period beginning on an Employee's Severance from Service or any anniversary thereof during which the Employee is not credited with an Hour of Service.

2.8           Catch-Up Contributions.   Participant Contributions that are in excess of an otherwise applicable Plan limit and are designated as Catch-Up Contributions under Section 4.3.

2.9           Code.   The Internal Revenue Code of 1986, and the rulings and regulations promulgated thereunder, all as amended and in effect from time to time.

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2.10         Company.   WEC Energy Group, Inc., or any successor that maintains the Plan.

2.11         Compensation.

(a)          General.   Unless otherwise provided in a Supplement to the Plan, a Participant's gross earnings paid by a Participating Company or Non-Affiliated Participating Company for services rendered, including all earnings accumulated into earn code 40L (the 401(k) accumulator) under the payroll system. Earnings which are not accumulated into earn code 40L are excluded from Compensation.

(b)          Special Rules.   Compensation includes any amount contributed or deferred by a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company at the election of the Employee and not includable in the gross income of the Employee by reason of Code Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b).

The annual Compensation of each Participant considered in determining allocations for any Plan Year shall not exceed $265,000, as adjusted for cost-of-living increases under Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the "determination period"). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If the Plan determines compensation for a Plan Year or other computation period that is less than 12 consecutive months, the annual compensation limit is multiplied by a fraction, the numerator of which is the number of months in the short Plan Year or computation period, and the denominator of which is 12.

For purposes of contributions under Article 4 and Sections 5.3 and 5.4, the Employee Benefits Committee may uniformly limit the period for which Compensation shall be considered to the portion of the Plan Year in which the Employee was a Participant in the Plan.

2.12         Disabled Participant.   A Participant receiving benefits under a long-term disability plan sponsored by the Company, an Affiliated Company, or a Non-Affiliated Participating Company or, for a Participant not covered by a long-term disability plan sponsored by a Participating Company, a Participant determined to be disabled for purposes of Social Security Disability Insurance ("SSDI") benefits.

2.13         Effective Date.   September 14, 2016, the date the Plan is effective.

2.14         Employee Benefits Committee.   The Employee Benefits Committee established by the Board, or any successor thereto that is appointed by the Chief Executive Officer of the Company, to control and manage the operation and administration of the Plan as a named fiduciary under Article 11. The Company will act as the plan administrator to control and manage the operation and administration of the Plan unless and until the Board delegates this authority to the Employee Benefits Committee. Pending such delegation, all references in the Plan to the Employee Benefits Committee shall mean the Company.

2.15         Eligible Employee.   Eligible Employee means an Employee qualified to participate in the Plan under Article 3.

2.16         Employee.   Any person classified by a Participating Company, an Affiliated Company, or Non-Affiliated Participating Company as a common law employee under its pay practices, except any person classified as other than as an Employee (including, but not limited to, independent contractors, consultants and temporary help agency workers) for the entire period of such classification. If a person classified as a nonemployee is reclassified (by a governmental agency or by court order) as an Employee,

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such reclassification shall under the Plan apply on a prospective basis only from the date of such reclassification, without regard to the effective date of the reclassification for any other purpose.

2.17         Employment. The employment of an Employee with any Participating Company, Affiliated Company, or Non-Affiliated Participating Company. A Disabled Participant is deemed to have terminated Employment as of the second anniversary of the date the Participant is determined under Section 2.12 of the Plan to be a Disabled Participant.

2.18         ERISA. The Employee Retirement Income Security Act of 1974, and the rulings and regulations promulgated thereunder, all as amended from time to time.

2.19         Highly Compensated Employee.   Highly Compensated Employee means for each Plan Year, as defined in Code Section 414(q) and the regulations thereunder, any Employee who:

(a)          During the current Plan Year or the preceding Plan Year was at any time a more than 5% owner within the meaning of Code Section 416; or

(b)          During the preceding Plan Year received compensation from a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company in excess of $120,000 (for 2016), as adjusted under applicable regulations. For this purpose, "compensation" shall mean all wages (within the meaning of Code Section 3401(a)) paid to an Employee by a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company and all other payments of compensation to an Employee, that are required to be reported on the Employee's IRS Form W-2 for income tax withholding purposes (or other such amounts required to be reported under Code Sections 6041(d), 6051(a)(3) and 6052). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit compensation including wages based on the nature or location of employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). Compensation includes any amount contributed or deferred at the election of the Employee and not includable in an Employee's gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b). In the Plan's initial Plan Year, the preceding Plan Year shall mean the 2015 calendar year.

The term "Highly Compensated Employee" shall include a former employee of a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company who was a Highly Compensated Employee when such employee separated from service or was a Highly Compensated Employee at any other time after attaining age 55, all as determined under Code Section 414(q)(6). Notwithstanding anything to the contrary in this Plan, Code Sections 414(b), (c), (m), (n) and (o) are applied before determining whether an Employee is a Highly Compensated Employee.

2.20         Hours of Service.   Each hour for which an Employee is paid, or entitled to payment, for the performance of service for the Company (or any Affiliated Company) within the meaning of Department of Labor regulation Section 2530.200b-2(a)(1). If a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company does not maintain records of Hours of Service but maintains records and compensates an Employee in relation to other periods of service, that Employee shall accrue 45 Hours of Service for each calendar week to which the Employee's compensation relates. The USERRA Policy describes an Employee's credit of Hours of Service during qualified military service.

For Participants who participated in a Prior Plan, service included under the terms of the Prior Plan shall be treated as service with a Participating Company or Non-Affiliated Participating Company.

2.21         Investment Fund.   Each fund selected by the Investment Trust Policy Committee for investment of Participants' Accounts.

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2.22         Investment Trust Policy Committee.   The Investment Trust Policy Committee established by the Board, or any successor thereto that is appointed by the Chief Executive Officer of the Company, to have sole authority for investing the assets of the Plan as a named fiduciary, except as otherwise delegated by the Committee under the Trust Agreement.

2.23         Leased Employee.    Any person who has performed services for a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company on a substantially full-time basis for a period of at least one year under an agreement between the Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company and the leasing organization and under the primary direction or control of the recipient entity.

When a Leased Employee ceases to provide services under an agreement between a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company and a leasing organization but continues to work under the direction of that employer, the employer may reclassify the Leased Employee as an Employee, in which case the Employee shall receive credit for eligibility and vesting for the entire period for which the Employee has performed services for a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company.

Any person who a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company classifies as a Leased Employee shall not receive credit for eligibility and vesting purposes under this Plan for the period as a Leased Employee if:

(a)          The number of persons classified as Leased Employees constitute less than 20% of a Participating Company's, an Affiliated Company's, or a Non-Affiliated Participating Company’s non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii); and

(b)          The person is covered by a money purchase pension plan maintained by the leasing organization providing:

(i)          A nonintegrated company contribution rate of at least 10% of Compensation, but including amounts contributed under a salary reduction agreement that are excludable from the Employee's gross income under Code Sections 125, 402(a)(3), 402(h)(1)(B) or 403(b);

(ii)         Immediate participation for each employee of the leasing organization (other than employees who perform substantially all their services for the leasing organization); and

(iii)        Full and immediate vesting.

2.24         Limited Term Employee.   An Employee who is designated by a Participating Company or Non-Affiliated Participating Company as a limited term Employee (including seasonal employees, students, and interns) whether full-time or part-time for job classification and payroll purposes.

2.25         Matching Contributions.   Matching Contributions shall be made by a Participating Company or a Non-Affiliated Participating Company on behalf of a Participant only as provided in a Supplement for a Participating Group. Matching Contributions are made provided such Participant has elected (or is deemed to have elected) to have Participant Contributions or After-Tax Contributions made to the Plan on the Participant's behalf.

2.26         New Program Participants.   The Participating Group consisting of Participants identified in a Supplement as eligible to receive certain benefits described in the applicable Supplement.

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2.27         Non-Affiliated Participating Company.   Wisconsin River Power Company, which is not an Affiliated Company, and any other employer that is not an Affiliated Company designated by the Chief Executive Officer of the Company as eligible to participate in the Plan, and any successor to a Non-Affiliated Participating Company that participates in the Plan. Participation in the Plan by one or more Non-Affiliated Participating Companies causes the Plan to be a multiple employer plan subject to Section 13.11.

2.28         Non-Highly Compensated Employee.   Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

2.29         Participant.   Participant means an Eligible Employee who has satisfied the eligibility and participation requirements of Article 3 of the Plan. Where appropriate, the term "Participant" also includes Participants who are no longer eligible to actively participate under Article 3, Beneficiaries of a deceased Participant, or an alternate payee as defined in Code Section 414(p)(8), including such Participants, Beneficiaries, and alternate payees in a Prior Plan immediately prior to the Effective Date for whom an Account exists that has not been distributed or forfeited in total.

2.30         Participant Contributions.  The amount a Participant elects (or is deemed to elect) to have contributed on the Participant's behalf by a Participating Company or Non-Affiliated Participating Company under Section 4.1, which is allocated to a Participant Contribution Account, as further divided into:

•         Pretax Contributions.   Amounts contributed to the Plan that are not includable in a Participant's gross income at the time deferred.

•         Roth Contributions. Amounts irrevocably designated by a Participant as Roth Contributions that are includable in a Participant's gross income at the time deferred.

Participant Contributions are the sum of all elective deferrals contributed on behalf of the Participant under any qualified cash or deferred arrangement (CODA) described in Code Section 401(k). In the event a Participant makes both Pretax Contributions and Roth Contributions for a year and a refund or other distribution of a portion of such contributions is required in order to correct an excess contribution or satisfy applicable Code limitations (except as provided in Section 5.1), the Participant's Pretax Contributions will be refunded or distributed prior to any refund or distribution of the Participant's Roth Contributions. In any case in which a distribution or withdrawal, other than a refund or distribution described in the preceding sentence, results in the payment of less than a Participant's entire Account attributable to Participant Contributions, then unless the Participant elects otherwise, the distribution or withdrawal shall be deemed to come first from the Participant's Pretax Contributions Account.

2.31         Participating Company.   Any Affiliated Company designated by the Chief Executive Officer of the Company as eligible for participation in the Plan and any successor to a Participating Company that participates in the Plan. Exhibit I to the Plan is the Schedule of Companies Participating in the Plan and their effective date of participation in the Plan.

2.32         Participating Group   A separate group of Eligible Employees classified by a Participating Company or a Non-Affiliated Participating Company by specific reference to a location, division, plant, job title, bargaining unit, or other identifiable characteristics as constituting a separate group of Eligible Employees covered by the Plan, which characteristics shall be set forth in the Supplement applicable to such group of Eligible Employees.

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2.33         Plan.   The WEC Energy Group Limited Retirement Savings Plan, the terms and conditions of which are stated in this document, including any Exhibits and Supplements, all as amended from time to time.

2.34         Plan Year.   The 12 consecutive month period beginning on each January 1. The period beginning on the Effective Date and ending December 31, 2016 is the Plan's initial short Plan Year.

2.35         Prior Plans.   The plans identified in Section 1.4 and the Supplements from which assets were transferred into this Pan as of the Effective Date.

2.36         Regular Seasonal Employee.   An Employee designated by a Participating Company or Non-Affiliated Participating Company as a seasonal Employee who is also a “regular” full-time or part-time Employee for job status and payroll purposes.

2.37         Retirement.   A Participant's termination of Employment on or after attainment of age 59-1/2 or, if earlier, (a) termination of a Participant's service qualifying the Participant for retirement (as opposed to vested termination) benefits under a defined benefit plan covering the Participant, or (b) termination of the Participant's Employment on or after attainment of age 55 and completion of at least 10 Years of Vesting Service.

2.38         Rollover Contributions.   A contribution to the Plan under Section 4.5.

2.39         Severance from Service.   The earlier to occur of:

(a)          The date an Employee quits, retires or terminates Employment, or the date on which an Employee dies, whichever occurs first; or

(b)          The first anniversary of the date an Employee commences a continuous absence from service with a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company for any other reason, such as military service under the USERRA Policy, layoff, vacation, or authorized leave of absence. In the case of an Employee absent from service beyond the first anniversary of the first day of absence by reason of maternity or paternity absence, the Employee's Severance from Service is the second anniversary of the first day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) to care for such child for a period beginning immediately following such birth or placement.

2.40         Service Period.   The period consisting of a number of years and months and days of service with a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company beginning on the date an Employee first performs an Hour of Service upon commencing or recommencing Employment and ending on the Employee's Severance from Service, determined under these rules:

(a)          Service Periods of less than one year shall be aggregated on the basis that 12 months of service equal one year, with 30 days constituting one month.

(b)          To credit Years of Vesting Service, if an Employee incurs a Severance Period and subsequently performs an Hour of Service within 12 months of the Employee's Severance from Service, the Employee's Service Periods before and after the Severance Period shall be aggregated and shall include the intervening Severance Period.

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This Plan is a successor plan to the Prior Plans merged into this Plan, and to determine the Service Period of Employees who participated in a Prior Plan, the Plan is treated as if it were established on each of the separate dates on which the Prior Plan was established. A Participant's Service Period shall not include any period of employment with an Affiliated Company prior to the date such Company becomes an Affiliated Company, unless and only to the extent the Plan specifically provides otherwise.

2.41         Severance Period.   The period consisting of a number of years, months (with 30 days constituting a month) and days during which the Employee does not complete one or more Hours of Service, beginning on the Employee's Severance from Service and ending on the date the Employee again completes an Hour of Service for a Participating Company, an Affiliated Company, or a Non-Affiliated Participating Company.

2.42         Spouse.   Spouse means the person legally married to a Participant in any domestic or foreign jurisdiction.

2.43         Trust Agreement.   The Agreement between the Company and the Trustee.

2.44         Trust Fund.   The assets of the Plan held in trust by the Trustee.

2.45         Trustee.   Any person(s), corporation or other entity appointed by the Company or the Investment Trust Policy Committee to maintain the Trust Fund.

2.46         Union.   A unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and any Participating Company or Non-Affiliated Participating Company.

2.47         USERRA Policy.   The WEC Energy Group, Inc. 401(k) Plan Military Service (USERRA) Policy for the WEC Energy Group Employee Retirement Savings Plan, Retirement Savings Plan and Limited Retirement Savings Plan.

2.48         Valuation Date.   The last day of the Plan Year and each business day on which the New York Stock Exchange is open for business or such other dates as the Employee Benefits Committee determines to value the Trust Fund.

2.49         WEC Stock. WEC Energy Group, Inc. Common Stock.

2.50         WEC Stock Fund.   The Investment Fund which is primarily invested in WEC Stock (except for cash or cash equivalent investments determined by the Investment Trust Policy Committee to be required to meet liquidity needs to permit the processing of distributions) and is exclusively invested in the ESOP component of the Plan under Article 14.

2.51         Year of Eligibility Service.   The initial 12-consecutive month period, beginning on the date an Eligible Employee first performs an Hour of Service, during which the Employee completes at least 1,000 Hours of Service. Subsequent years of eligibility service shall mean any Plan Year, beginning after the date an Eligible Employee first performs an Hour of Service during which the Employee completes at least 1,000 Hours of Service.

2.52         Year of Vesting Service.   A Year of Vesting Service shall mean each 12-month period in an Employee's Service Period subject to rules in a Supplement. Non-successive Service Periods must be aggregated. In aggregating less than whole years, 12 months of service or 365 days of service shall equal a whole year.

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Article 3

ELIGIBILITY AND PARTICIPATION

3.1           Eligible Employees.   An Employee is eligible to participate in the Plan if the Employee is in the Employment of a Participating Company or a Non-Affiliated Participating Company and is designated by a Participating Company or Non-Affiliated Participating Company as a Regular Seasonal Employee or a Limited Term Employee. An Employee is not eligible if the Employee is:

•	Included in a unit of Employees covered by a collective bargaining agreement in relation to which employee benefits were a subject of good faith bargaining, unless the terms of such agreement specifically require participation in the Plan;

•	A nonresident alien who receives no U.S. source earned income;

•	An individual who a Participating Company of Non-Affiliated Participating Company classifies as a leased employee, including Leased Employees;

•	An Employee classified by a Participating Company or a Non-Affiliated Participating Company as a "regular" (non-seasonal) full-time or part-time Employee; or

•	An Employee on the Company's payroll who is eligible to participate in another defined contribution plan sponsored by the Company or an Affiliated Company.

3.2           Participation.

(a)          Participation Requirements. Unless otherwise provided in a Supplement, an Eligible Employee shall participate in the Plan on the date the Eligible Employee first completes one Year of Eligibility Service.

(b)          Participation upon Reemployment. Unless otherwise provided in a Supplement, an Employee shall immediately participate in the Plan if re-employed as an Eligible Employee, provided the Employee has satisfied the Plan’s eligibility service conditions. If a rehired Employee has not previously satisfied the Plan’s eligibility service conditions, such Employee shall participate in the Plan upon completion of the service conditions. A rehired Eligible Employee shall be entitled to make Participant Contributions as soon as administratively possible following return to participation in the Plan.

(c)          Participation Following a Change in Status.

(i)          Employees in an Ineligible Class. An Employee who is not an Eligible Employee shall immediately become a Participant upon a change in status to an Eligible Employee, provided the Employee has satisfied the Plan’s eligibility service conditions.

(ii)         Participants Transferred to an Ineligible Class. A Participant, who remains an Employee but has a change in status and is no longer an Eligible Employee, shall have participation in the Plan suspended. During the period of suspension, the Participant's Account shall not be entitled to receive any contribution allocations under Article 4 of the Plan. However, the Participant shall continue to be credited with Years of Vesting Service. The inactive Participant shall immediately resume participation in the Plan upon again becoming an Eligible Employee. The Account of an Employee transferred to an ineligible position may be eligible for an elective transfer to another defined contribution plan maintained by the Company or an Affiliated Company under Section 7.8.

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3.3           Cessation of Participation.   A Participant shall be deemed to be an inactive Participant on the date the Participant terminates Employment or, if earlier, the date the Participant is no longer an Eligible Employee. Status as an inactive Participant shall continue until the date the Plan has satisfied all liabilities regarding the inactive Participant. An inactive Participant shall not be eligible for contributions made under Article 4 of the Plan, except for certain Rollover Contributions under Section 4.5.

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Article 4

CONTRIBUTIONS

4.1           Participant Contributions.   A Participant shall enroll in a manner approved by the Employee Benefits Committee by directing a Participating Company or Non-Affiliated Participating Company to make Participant Contributions through payroll deduction in whole percentages of the Participant's Compensation for the pay period. The total of Participant Contributions and After-Tax Contributions may not exceed 75% of a Participant's Compensation per pay period or such other percentage as communicated to Participants by the Employee Benefits Committee. Eligible Employees may be subject to the Plan's automatic enrollment program or automatic increase program as provided in a Supplement.

(a)          Affirmative Elections and Changes to Elections. An Eligible Employee may make an affirmative election to make Participant Contributions (Pretax or Roth Contributions) and/or After-Tax Contributions to the Plan in any whole percentage of Compensation for each pay period. A Participant who does not make an affirmative election to participate is deemed to have made an election to make no contributions to the Plan (to “opt-out” of contributing). A Participant must irrevocably designate if all or any portion of Participant Contributions shall be Roth Contributions. If the Participant fails to specify, none of the Participant Contributions shall be treated as Roth Contributions. A Participant's election authorizing Participant Contributions and/or After-Tax Contributions shall remain in force until the Participant ceases to be an Eligible Employee or until the Participant's election is changed or discontinued.

All Participant Contribution elections shall be filed in such form as prescribed by the Employee Benefits Committee, which may include use of an electronic election system. The Employee Benefits Committee may establish rules and procedures on modifying elections, including rules for reducing the contribution percentage elected by a Participant in the event the rate elected by the Participant exceeds a revised limit established by the Committee or deemed necessary by the Committee to comply with applicable Code limits.

An affirmative election of a Participant, including a deemed election to opt-out of contributing, in effect under a Prior Plan as of the date immediately prior to the Effective Date, shall be automatically transferred to this Plan as of the Effective Date and shall remain in effect unless changed by the Participant.

(b)          Allocation. The Employee Benefits Committee shall allocate a Participant's Pretax Contributions to the Participant's Pretax Contribution Account and Roth Contributions to the Roth Contribution Account. For each Participant who contributes Roth Contributions, the Employee Benefits Committee shall record a five-taxable-year period beginning with the first taxable year for which the Participant made a Roth Contribution (including years prior to the Effective Date for Roth Contributions from a Prior Plan) and comply with such other administrative requirements that may be required under Code Section 402A.

4.2           After-Tax Contributions.   In addition to or in lieu of enrolling to make Participant Contributions, a Participant may elect, in a manner approved by the Employee Benefits Committee, to make After-Tax Contributions to the Plan in any whole percentage of Compensation for each pay period. A Participant's total Participant Contributions and After-Tax Contributions may not exceed 75% of the Participant's Compensation per pay period or such other percentage as communicated to Participants by the Employee Benefits Committee. After-Tax Contributions shall be allocated to a Participant's After-Tax Contribution Account.

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4.3           Catch-Up Contributions.   Each Participant who has attained the age of 50 (or will attain the age of 50 by the end of the Plan Year) may elect to have Catch-Up Contributions made under, and subject to, the limitations of Code Section 414(v), provided the Catch-Up Contributions do not exceed the Participant's effectively available Compensation after all withholding and deductions. Catch-Up Contributions can be designated by a Participant as Pretax Contributions or Roth Contributions. Catch-Up Contributions shall be Participant Contributions for all purposes of the Plan, except Catch-Up Contributions shall not be considered when implementing the required limitations of Code Sections 402(g) and 415, as provided in Sections 4.4 and 5.1 of the Plan, nor the ADP test under Section 5.3 of the Plan, if applicable. No Participant shall be entitled to make Catch-Up Contributions unless the Participant has made the maximum Participant Contributions permitted under Sections 4.1, 4.4(a) or the ADP test under Section 5.3 of the Plan, if applicable. Pretax Catch-Up Contributions are allocated to a Participant's Pretax Catch-Up Contribution Account. Roth Catch-Up Contributions are allocated to a Participant's Roth Catch-Up Contribution Account.

4.4           Limitations on Participant Contributions.

(a)          Participant Contributions made under this Article 4 for a Participant shall not exceed the maximum amount allowable under Code Section 402(g) for the Participant's taxable year ($18,000 for 2016), as adjusted from time to time.

(b)          A Participant may assign to this Plan any excess deferral made during the taxable year of the Participant by notifying the Employee Benefits Committee prior to March 1st of the year following the year during which such excess deferrals were made, of the excess deferrals to be attributed to this Plan. A Participant is deemed to notify the Employee Benefits Committee of any excess deferrals that arise by considering only those Participant Contributions made to this Plan or any other Plan of an Affiliated Company. "Excess deferrals" for any calendar year shall mean Participant Contributions of a Participant that either (1) are made during the calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code Section 414(v)) for such year, or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions) for the Participant's taxable year beginning in such calendar year counting Participant Contributions made under this Plan and any other plan, contract or arrangement maintained by an Affiliated Company or Non-Affiliated Participating Company. The Employee Benefits Committee shall direct the Trustee to distribute to the Participant any such excess deferrals and any income or loss allocable to the excess deferral. Distribution of excess deferrals shall occur by the April 15th of the year following the year to which the excess deferrals relate. In the case of a distribution of excess deferrals, the Participant may designate the extent to which the distribution is composed of Pretax Contributions and Roth Contributions, but only to the extent such types of contributions were made for the Plan Year.

(c)          Income allocable to excess deferrals described in Section 4.4(b) above shall equal the allocable gain or loss for the tax year of the individual (the Plan Year in which such excess deferrals were made) under any reasonable method used for allocating gain or loss to all Participants' Accounts, as applied consistently to all Participants for a Plan Year, or under the alternative method in Treasury Regulation Section 1.402(g)-1(e)(5)(iii).

(d)          Excess deferrals distributed under this Section 4.4 shall be reduced by any excess contribution previously distributed to the Participant under the ADP test of Section 5.3 for the Plan Year, if applicable. Any excess deferrals made to the Plan shall be employer contributions to the extent required in applicable regulations under the Code.

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(e)          To the extent required by law, any matching contributions related to excess deferrals distributed under this Section 4.4 shall be declared a forfeiture as of the end of the Plan Year in which the excess deferrals are distributed (even if the Participant is vested in such matching contributions), except to the extent the matching contributions are excess aggregate contributions that instead are distributed to a Participant who is a Highly Compensated Employee under Section 5.4 of the Plan.

4.5           Rollover Contributions.   Upon the approval of the Employee Benefits Committee, the Trustee shall accept Rollover Contributions under these circumstances:

(a)          An Eligible Employee shall be entitled to roll over to the Plan amounts derived from a qualifying distribution from: (i) a qualified plan described in Code Sections 401(a) or 403(a), (ii) an annuity contract described in Code Section 403(b); and (iii) an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. In addition, an Eligible Employee shall be entitled to roll over to the Plan the portion of a distribution from an individual retirement account or annuity described in Code Sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be included in income. An Eligible Employee also shall be entitled to "roll-in" to the Plan a qualifying distribution of the benefit of the deceased Spouse of the Participant. No such rollover shall be accepted unless it is paid over in cash or check to the Trustee within 60 days after it is received by the Employee or under a direct rollover. The Employee Benefits Committee may adopt such procedures, and may require such information from the Participant who desires to make a Rollover Contribution, as it considers necessary to determine if the proposed rollover or direct transfer will meet the requirements of this Section. The Employee Benefits Committee may require a Participant to submit a certification that the Rollover Contribution is from an eligible retirement plan or account. Such amounts shall be allocated to the Eligible Employee's Rollover Contribution Account and shall be administered for all purposes of the Plan as if attributable to deposits hereunder. Notwithstanding the foregoing, the Plan will accept a Rollover Contribution Account to an Eligible Employee's Roth Rollover Subaccount of the Eligible Employee's Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under Code Section 402(c).

(b)          A Participant who is a former Eligible Employee shall be entitled to roll over to the Plan an eligible rollover distribution from a qualified plan described in Code Section 401(a) that is maintained by an Affiliated Company or a Non-Affiliated Participating Company.

4.6           Matching Contributions.   Matching Contributions for a Participating Group shall be made only as provided in a Supplement applicable to the Participating Group.

4.7           Age & Service Point Contributions.   Age & Service Point Contributions for a Participating Group shall be made only as provided in a Supplement applicable to the Participating Group.

4.8           Vesting.   A Participant shall be fully vested in all Accounts under the Plan, except as otherwise provided in an applicable Supplement. Regardless of any vesting schedule that may apply under a Supplement, a Participant shall be fully vested in the Participant’s Account upon death, becoming a Disabled Participant or satisfying the requirements for Retirement while in Employment. Any portion of a Participant's Account forfeited under a Prior Plan and subsequently reinstated under either the Prior Plan or an applicable Supplement shall be subject to the vesting provisions applicable to the reinstated Account under the terms of the Prior Plan.

For any Participant who participated in a Prior Plan, the Participant's vested Account balance transferred to this Plan from a Prior Plan shall be determined under the terms of the Prior Plan as in effect as of the

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date the Participant last completed an Hour of Service if prior to the Effective Date or, if earlier, the date immediately prior to the Effective Date.

4.9           Amount of Contributions.   In no event shall Pretax Contributions, Catch-Up Contributions, Matching Contributions, and Age & Service Point Contributions (or other employer contributions provided under a Supplement) be made in excess of the amount deductible under applicable federal law in effect limiting the allowable deduction for contributions to the Plan. The contributions to this Plan when combined with all other contributions made by the Participating Companies to other qualified retirement plans shall not exceed the maximum amount deductible under Code Section 404.

4.10         Payment of Contributions to the Trustee.   A Participating Company or Non-Affiliated Participating Company shall pay its contribution for each of its fiscal years to the Trustee within the time prescribed by law, including extensions, for filing the Participating Company's or Non-Affiliated Participating Company's federal income tax return for such year or within such other period as provided in Code Section 404(a)(6).

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Article 5

CONTRIBUTION AND ALLOCATION RESTRICTIONS

5.1           Section 415 Limits on Allocations.

(a)          Maximum Annual Addition. The annual addition to a Participant's Account for any Plan Year shall not exceed the lesser of:

(i)          $53,000, as adjusted for increases in the cost of living under Code Section 415(d); or

(ii)         100% of Compensation paid or made available to the Participant in such Plan Year.

The Compensation limit referred to in subparagraph (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) that is otherwise treated as an annual addition.

(b)          Definition of Annual Additions. "Annual additions" are all contributions and forfeitures allocated on behalf of a Participant to this Plan and all other defined contribution plans maintained by the Company, an Affiliated Company, or a Non-Affiliated Participating Company for the Plan Year, except for Catch-Up Contributions.

(i)          Defined Contribution Plans. A "defined contribution plan" for purposes of determining annual additions is:

(A)         A qualified plan described in Code Section 401(a) or 403(a);

(B)         An annuity contract described in Code Section 403(b);

(C)         A simplified employee pension described in Code Section 408(k);

(D)         Mandatory employee contributions to a defined benefit plan described in Code Section 411(c)(2)(C);

(E)         Individual medical benefit accounts described in Code Section 401(h); and

(F)         Post-retirement medical accounts established for key employees under Code Section 419A(d)(2).

(ii)         401(k) Nondiscrimination Excesses. Annual additions include (A) Participant Contributions in excess of the Code Section 402(g) limit (as adjusted) that are not distributed by the April 15 following the close of the Plan Year, or (B) Participant Contributions or Matching Contributions in excess of the nondiscrimination limitations recited in this Article 5, even if corrected through distribution after the close of the Plan Year.

(iii)        Exclusions from Annual Additions. Annual additions shall not include the allocation to a Participant's Account of income and rollovers, if any, Catch-Up Contributions, or the repayment of principal or interest by a Participant on a loan, if any, extended under Section 7.2.

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Forfeitures restored under any Supplement relating to Section 4.8 shall not constitute an annual addition. Annual additions also shall not include restorative payments. For this purpose, a restorative payment is a payment made to restore some or all of the Plan's losses due to an action (or failure to act) that creates a reasonable risk of liability for a breach of fiduciary duty under Title I of ERISA (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) or under other applicable federal or state law where Participants who are similarly situated are treated similarly regarding such restorative payments.

(c)          Short Plan Years. The Plan’s initial limitation year for this Section 5.1 is the 12-month period ending on December 31, 2016. If the Plan is amended to change the Code Section 415 limitation year to a period of less than 12 consecutive calendar months, Compensation under this Section 5.1 shall be the Compensation received for such short limitation year and the dollar limitation under Section 5.1(a)(i) shall be multiplied by a fraction the numerator of which is the number of months in the short limitation year and the denominator if which is 12. If the Plan is terminated as of a date other than the last day of a Plan Year, the Plan is deemed to have been amended to change its Plan Year for this Section 5.1 and the maximum annual addition shall be determined by prorating for the resulting short Plan Year.

(d)          Excess Annual Additions. This Section 5.1(d) shall be applied under Section 4.04 of Revenue Procedure 2013-12 or its successor (the Employee Plans Compliance Resolution System). If the total annual addition credited to a Participant's Account for any Plan Year exceeds the amount allowable under Code Section 415(c), subject to cost of living adjustments as provided in Code Section 415(d), the excess annual addition shall be distributed to the Participant within 2-1/2 months after the end of the Plan Year. The excess shall be returned from the annual addition for such Plan Year from contribution sources within a Participant's Account in this order:

(i)          After-Tax Contributions for which a Participating Company or Non-Affiliated Participating Company has not made a Matching Contribution;

(ii)         Roth Contributions for which a Participating Company or Non-Affiliated Participating Company has not made a Matching Contribution;

(iii)        Pretax Contributions for which a Participating Company or Non-Affiliated Participating Company has not made a Matching Contribution;

(iv)        After-Tax Contributions for which a Participating Company or Non-Affiliated Participating Company has made a Matching Contribution;

(v)         Roth Contributions for which a Participating Company or Non-Affiliated Participating Company has made a Matching Contribution; and

(vi)        Pretax Contributions for which a Participating Company or a Non-Affiliated Participating Company has made a Matching Contribution.

To the extent permitted by Section 401(k)(8) of the Code and applicable regulations, the Pretax Contribution of a Participant who has attained the age of 50 (or will attain the age of 50 by the end of the Plan Year) will first be reclassified as a Catch-Up Contribution before calculating the excess annual addition that must be returned under this Section 5.1(d). If the return of an excess annual addition for any Plan Year requires the return of amounts attributable to a contribution source in this Section 5.1(d)(iv), (v), or (vi) of the Plan, the related Matching Contribution shall be forfeited upon the return of the excess annual addition.

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5.2           Top-Heavy Restrictions.   As of each determination date, the Employee Benefits Committee shall apply Code Section 416 to determine if the Plan is top-heavy.

(a)          General Rule. The Plan will be "top-heavy" for any Plan Year if any of these conditions exist:

(i)          The top-heavy ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii)         This Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top-heavy ratio for the group of plans exceeds 60%.

(iii)        This Plan is part of both a Required Aggregation Group and a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group of plans exceeds 60%.

The top-heavy ratio for this Plan alone, or for the Required or Permissive Aggregation Group (as defined in subsection (c) below), as appropriate, is a fraction, the numerator of which is the sum of the Account balances under the aggregated defined contributions plan(s) of all key employees (as defined in subsection (e) below) as of the determination date (including any part of the Account balance distributed in the one-year period ending on the determination date (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from Employment, death or disability)) and the present value of accrued benefits under the aggregated defined benefit plan(s) for all key employees as of the determination date, and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the one-year period ending on the determination date (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from Employment, death or disability)) and the present value of accrued benefits under the defined benefit plan(s) for all Participants as of the determination date, all computed under Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the determination date (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from Employment, death or disability).

The value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within, or ends with, the 12-consecutive month period ending on the determination date (as defined in subsection (b) below). The Account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service, during the one-year period ending on the determination date will be disregarded.

(b)          Determination Date. For the first Plan Year, the "determination date" is the last day of that Plan Year. For any other Plan Year, the "determination date" is the last day of the immediately preceding Plan Year.

(c)          Aggregating Plans. In determining whether the Plan is top-heavy, the Employee Benefits Committee shall aggregate the Plan with (1) each other qualified plan of a Participating Company or an Affiliated Company in which at least one key employee participated during the Plan Year containing the determination date or any of the four immediately preceding Plan Years (regardless of whether the plan has terminated) and (2) each other qualified plan of a Participating Company or an Affiliated Company, which enables any plan in which a Key Employee participates to meet the requirements of Code

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Section 401(a)(4) or 410(b) (the "Required Aggregation Group"). The Employee Benefits Committee may, in making its determination, aggregate the Plan with the Required Aggregation Group of plans of the Company or an Affiliated Company if such plans, as a group, would continue to meet the requirements of Code Sections 401(a)(4) and 410(b) (the "Permissive Aggregation Group"). In determining whether this Plan is top-heavy, the Employee Benefits Committee shall consider the present value of accrued benefits and the sum of account balances under all plans aggregated under Code Section 416.

(d)          Consequences. If the Plan is top-heavy for any Plan Year, the following shall supersede any conflicting provisions in the Plan, except that the provisions below on top-heavy contributions shall not apply to Participants covered by a collective bargaining agreement.

(i)          Allocation. As of the last day of any Plan Year during which the Plan is top-heavy, Matching Contributions and forfeitures allocated on behalf of any Participant who is not a key employee as of the determination date, and who is employed by a Participating Company on the last day of such Plan Year (without regard to the number of Hours of Service completed during such Plan Year), shall not be less than a top-heavy contribution. A "top-heavy contribution" is a Matching Contribution equaling (when combined with employer contributions on behalf of such Participant to this and other qualified defined contribution plans maintained by an Affiliated Company) the lesser of (A) 3% of the Participant's Compensation, or (B) the same percentage of the Participant's Compensation for such year as the highest percentage of a key employee's Compensation that the allocation of Matching Contributions and forfeitures (including allocations of Participant Contributions and Matching Contributions) to that key employee's Account totals for such year. Compensation under this Section shall mean "Compensation" as defined in Section 2.11. Notwithstanding the foregoing, the required top-heavy Matching Contributions for any Plan Year for the benefit of each Participant who was not a key employee as of the determination date and who is a Participant in a qualified defined benefit plan maintained by the Company or an Affiliated Company shall not be less than 5% of such Participant's Compensation, unless the top-heavy benefit is provided under the defined benefit plan.

(ii)         Coordination with Other Plans. There shall be no duplication of the minimum benefits required under Code Section 416. The provisions in subsection (i) shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of a Participating Company or an Affiliated Company and the minimum allocation or benefit requirement applicable to top-heavy plans is met, and the Participant actually receives, the minimum allocation or benefit in the other plan or plans. Unless the Company directs to the contrary, the top-heavy contribution on behalf of each Participant shall occur first to this Plan. The requirements of this Section 5.2 shall apply separately to any Non-Affiliated Participating Company.

(iii)        Matching Contributions. If a Participating Company makes Matching Contributions to the Plan, the Matching Contributions shall be considered to satisfy the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for the ACP test described in Section 5.4 and other requirements of Code Section 401(m).

(iv)        Exemption from Top-Heavy Rules. The top-heavy requirements of Code Section 416 and this Section 5.2 shall not apply for any Plan Year during which the Plan consists solely of a cash or deferred arrangement that meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions regarding which the requirements of Code Section 401(m)(11) or 401(m)(12) are met.

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(e)          Key Employee. The term "key employee" means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year is or was one of the following:

(i)          An officer of a Participating Company having an annual Compensation from a Participating Company of more than $170,000 (as adjusted under Code Section 416(i)(1));

(ii)         Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the Code) 5% or more of the outstanding stock of the Company or stock possessing more than 5% of the combined total voting power of all stock of the Company; or

(iii)        Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the Code) more than 1% of the outstanding stock of the Company or stock possessing more than 1% of the combined total voting power of all stock of the Company and having an annual Compensation from a Participating Company of more than $150,000.

(f)          Non-Key Employee. The term "non-key employee" means any Eligible Employee (and any Beneficiary) who is not a key employee as defined in subsection (e) above.

5.3           Actual Deferral Percentage (ADP) Test. The Plan shall apply the ADP test of this Section 5.3 for each Plan Year. The portion of the Plan covering Participants represented by a collective bargaining agreement and the portion of the Plan covering Participants not represented by a collective bargaining agreement shall be treated as separate plans for purposes of the ADP test. The Company may elect in any Plan Year to apply the ADP test separately to each collective bargaining unit or combine two or more collective bargaining units into one ADP test. In any Plan Year in which an Eligible Employee transfers from a position covered by a collective bargaining agreement to a position not covered by a collective bargaining agreement (or the opposite), the ADP test for each disaggregated group shall consider the Participant Contributions made by the Participant for the portion of the Plan Year the Participant was a member of that disaggregated group.

(a)          Applying the Test. The ADP for a Plan Year for Participants who are Highly Compensated Employees may not exceed the greater of:

(i)          1.25 times the ADP for the determination year of Participants who are Non-Highly Compensated Employees for the determination year; or

(ii)         The lesser of (A) two times the ADP for the determination year of Participants who are Highly Compensated Employees for the determination year, or (B) the ADP for the determination year of Participants who are Non-Highly Compensated Employees plus two percentage points.

Regarding (i) and (ii) above, the "determination year" shall mean the current Plan Year. The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified non-elective contributions or qualified matching contributions, if any, used in the test. “Plan Year” for purposes of the initial Plan Year shall mean the 12-consecutive months ending on December 31, 2016.

(b)          ADP Calculation. For each Plan Year, the Employee Benefits Committee shall determine the ADP for the Participants who are Highly Compensated Employees and all other Participants as follows:

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(i)          The ADP for a specified group of Participants (either Highly Compensated Employees or all other Participants) shall equal the average of the actual deferral ratios ("ADRs"), calculated separately for each Participant in the group, of (A) the allocations of Participant Contributions and qualified non-elective contributions or qualified matching contributions (to the extent not considered for the ACP test), not including income, which the Employee Benefits Committee determines for a Plan Year to (B) the Participant's Compensation for that Plan Year. For this purpose, Catch-Up Contributions are not considered. Additional Participant Contributions made by reason of qualified military service under Code Section 414(u) and the USERRA Policy are also not considered. The ADP for a specified group of Participants shall be calculated to the nearest hundredth of a percentage point. For the ADP calculation under this subsection (b), Participants include any Employee who is directly or indirectly eligible to make a deferral election under the Plan for all or a portion of a Plan Year. The ADP of a Participant who makes no Participant Contributions is zero. Excess deferrals of Participants who are Non-Highly Compensated Employees are not considered for ADP testing. Notwithstanding the foregoing, if the Plan excludes Employees who have not met the age and service requirements for coverage testing purposes under Code Section 410(b)(4)(B), Employees who are Non-Highly Compensated Employees and who have not met the minimum age and service requirements under Code Section 410(a)(1)(A) may also be excluded from the ADP test.

(ii)         All elective contributions made under two or more plans of the Company and any Participating Company, which are aggregated for Code Section 401(a)(4) or 410(b), shall be treated as made under a single plan for this section. Plans may be aggregated to satisfy the ADP test only if they have the same Plan Year and use the same ADP testing method. Even if not aggregated for Code Section 401(a)(4) or 410(b), the deferral percentage of any Participant who is a Highly Compensated Employee and eligible to have elective contributions allocated to the Participant's account under two or more plans or arrangements described in Code Section 401(k) and maintained by the Company or a Participating Company shall be determined as if all such contributions were made under a single arrangement.

(iii)        Qualified non-elective contributions and qualified matching contributions may be considered in determining the ADR of a Participant to the extent the contributions satisfy the requirements in this subparagraph (iii). Qualified non-elective contributions and qualified matching contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate. Qualified non-elective contributions cannot be considered for a Plan Year for a Participant who is a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Participant's Compensation and the greater of 5% or two times the Plan's representative contribution rate.

(c)          Excess Contributions. Excess contributions, plus or minus any income allocable to excess contributions, shall be distributed no later than the 12 months after a Plan Year to Participants whose Accounts received an allocation of excess contributions for the Plan Year, except to the extent such excess contributions are classified as Catch-Up Contributions. If such excess contributions are distributed more than 2-1/2 months after the last day of the Plan Year to which the excess contributions relate, a 10% excise tax will be imposed on the Company regarding such amounts. The 2-1/2 month period in the prior sentence will be replaced by a 6-month period for any Plan Year during which all Eligible Employees are covered employees under an eligible automatic contribution arrangement within the meaning of Treasury Regulation Section 1.414(w)-1(e)(3) for the entire Plan Year or portion thereof that the Employees were Eligible Employees. Excess contributions shall be distributed to Highly Compensated Employees beginning with the Highly Compensated Employee with the largest dollar amount of Participant Contributions for the Plan Year in which the excess arose and continuing in descending order until all excess contributions have been distributed.

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To the extent a Highly Compensated Employee has not reached the Catch-Up Contribution limit under the Plan, excess contributions allocated to such Highly Compensated Employee shall be re-characterized as Catch-Up Contributions and will not be treated as excess contributions. The excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same taxable year and the excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year.

In the case of a distribution of excess contributions, a Participant may designate the extent to which the excess amount comprises Pretax Contributions and Roth Contributions, but only to the extent such contributions are made for the taxable year.

(i)          Excess Contribution Defined. Excess contributions shall mean, for any Plan Year, the excess of:

(A)         The aggregate Participant Contributions taken in account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(B)         The maximum amount of such contributions permitted by the ADP test. Under Treasury Regulation Section 1.401(k)-2(b)(2)(ii), the total amount of excess contributions to be distributed shall be calculated by making a comparison to determine how much the ADR of the Highly Compensated Employee with the highest ADR would need to be reduced to satisfy the ADP test or cause the Employee's ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR. This process is repeated until the ADP test is satisfied.

The aggregate excess contribution is equal to the sum of the hypothetical reductions multiplied, in the case of each Highly Compensated Employee, by the respective Highly Compensated Employee's Compensation.

(ii)         Determination of Income. Income allocable to excess contributions shall be determined for the Plan Year to which the excess contributions were allocated (A) under any reasonable method used for allocating income to all Participants' Accounts and as applied consistently to all Participants for the Plan Year, or (B) as the income allocable to Participant Contributions (and qualified non-elective contributions or qualified matching contributions, or both, if any) for the Plan Year multiplied by a fraction, the numerator of which equals the Participant's excess contributions for the year and the denominator of which equals the Participant's Account balance attributable to Participant Contributions (and qualified non-elective contributions or qualified matching contributions, or both, if any, if such contributions are included in the ADP test) without regard to any income or loss during such Plan Year.

(iii)        Coordination with ACP Test. To the extent required by applicable law, any Matching Contributions relating to a Highly Compensated Employee's excess contributions distributed to the Highly Compensated Employee shall be declared a forfeiture as of the end of the Plan Year in which the excess contribution is distributed (even if the Highly Compensated Employee is vested in such Matching Contribution), except to the extent that the Matching Contribution is an excess aggregate contribution distributed to the Highly Compensated Employee under Section 5.4. Participant Contributions for which the Participant received a Matching Contribution shall be distributed only after all other non-matched Participant Contributions made at the direction of the Participant during the applicable Plan Year have been distributed.

5.4           Actual Contribution Percentage (ACP) Test.   This Section 5.4 shall not apply to any disaggregated portion of the Plan consisting of Participants covered by a collective bargaining agreement.

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(a)          Applying the Test. Matching Contributions shall be limited under the ACP test only if they are not qualified matching contributions (as defined in Section 5.5) limited by the ADP test. The ACP for Participants for a Plan Year, who are Highly Compensated Employees, may not exceed the greater of:

(i)          1.25 times the ACP for the determination year of Participants who are Non-Highly Compensated Employees for the determination year; or

(ii)         The lesser of (A) two times the ACP for the determination year of Participants who are Non-Highly Compensated Employees for the determination year, or (B) the ACP for the determination year of Participants who are Non-Highly Compensated Employees for the determination year plus two percentage points.

Regarding (i) and (ii) above, the "determination year" shall mean the current Plan Year. The Company shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified non-elective contributions and qualified matching contributions, if any used in such test. “Plan Year” for the initial Plan Year shall mean the 12-consecutive month period ending December 31, 2016.

(b)          ACP Calculation. For each Plan Year, the Employee Benefits Committee shall determine the ACP for Participants as follows:

(i)          The ACP for a specified group of Participants (either Highly Compensated Employees or all other Participants) shall equal the average of the actual contribution ratios ("ACRs") calculated separately for each Participant in the group of (A) the allocations of Matching Contributions and After-Tax Contributions (to the extent not considered for the ADP test), not including income, which the Employee Benefits Committee determines for a Plan Year to (B) the Participant's Compensation for that Plan Year. For this purpose, additional Matching Contributions and After-Tax Contributions made by reason of qualified military service under Code Section 414(u) and the USERRA Policy are not considered. Qualified non-elective contributions or qualified matching contributions, if any, (to the extent not considered for the ADP test) may be taken into account for purposes of calculating the ACP for Participants. Matching Contributions forfeited to correct excess aggregate contributions or are forfeited because they relate to excess deferrals or excess contributions are not considered for ACP testing. The ACP for a specific group of Participants shall be calculated to the nearest hundredth of a percentage point. For the ACP calculation under this subsection, Participants include any Employee who is directly or indirectly eligible to receive an allocation of Matching Contributions or to make After-Tax Contributions under the Plan for all or a portion of a Plan Year. The ACP of a Participant is zero if the Participant makes no After-Tax Contributions, Participant Contributions, nor Catch-Up Contributions and receives no allocation of a Matching Contribution to his Account. Notwithstanding the foregoing, if the Plan excludes Employees who have not yet met the minimum age and service requirements for coverage testing purposes under Code Section 410(b)(4)(B), Employees who are Non-Highly Compensated Employees and who have not met the minimum age and service requirements under Code Section 410(a)(1)(A) may be excluded from the ACP test.

(ii)         All After-Tax Contributions and Matching Contributions made under two or more plans of a Participating Company, which are aggregated for purposes of Code Section 401(a)(4) or 410(b), shall be treated as made under a single plan for purposes of this Section. Plans may be aggregated to satisfy the ACP test only if they have the same Plan Year and use the same ACP testing method. Even if not aggregated for Code Section 401(a)(4) or 410(b), the contribution percentage of any Participant who is a Highly Compensated Employee and eligible to have After-Tax Contributions and Matching Contributions, if any, allocated to his Account under two or more plans or arrangements described in

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Code Section 401(m) and maintained by the Company or a Participating Company shall be determined as if all such After-Tax Contributions and Matching Contributions were made under a single arrangement.

(iii)        Qualified non-elective contributions may be considered in determining the ACR of a Participant to the extent the contributions satisfy the requirements in this subparagraph. Qualified non-elective contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate. Qualified non-elective contributions cannot be considered for a Plan Year for a Participant who is a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Participant's Compensation and the greater of 5% or two times the Plan's representative contribution rate.

(c)          Excess Aggregate Contributions. Any nonvested excess aggregate contributions allocated to a Participant's Account, plus or minus income on such amounts, shall be forfeited as of the end of the Plan Year in which the contributions were allocated to the Account. The vested portion of the excess aggregate contributions, plus or minus any income on such amounts, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts excess aggregate contributions were allocated for the preceding Plan Year. If such excess aggregate contributions are distributed more than 2-1/2 months after the last day of the Plan Year to which the excess aggregate contributions relate, a 10% excise tax will be imposed on the Company regarding such amounts. The 2-1/2-month period in the prior sentence will be replaced by a six-month period for any for Plan Year during which all the Eligible Employees are covered employees under an eligible automatic contribution arrangement within the meaning of Treasury Regulation Section 1.414(w)-1(e)(3) for the entire Plan Year or portion thereof that the Employees were Eligible Employees under the Plan. Excess aggregate contributions shall be distributed to Highly Compensated Employees beginning with the Highly Compensated Employee with the largest dollar amount of Matching Contributions and After-Tax Contributions for the Plan Year and continuing in descending order until all excess aggregate contributions have been distributed.

(i)          Excess aggregate contributions defined. Excess aggregate contributions shall mean, for any Plan Year, the excess of:

(A)         The aggregate Matching Contributions and After-Tax Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year; over

(B)         The maximum amount of such contributions permitted by the ACP test. Under Treasury Regulation Sections 1.401(m)-2(b)(2) and (3), the total excess aggregate contributions to be distributed (or forfeited, if forfeitable) shall be calculated by making a comparison to determine how much the ACR of the Highly Compensated Employee with the next highest ACR. This process is repeated until the ACP test is satisfied.

The aggregate excess aggregate contributions are equal to the sum of the hypothetical reductions multiplied, in the case of each Highly Compensated Employee by the respective Highly Compensated Employee's Compensation.

(ii)         Determination of Income. Income allocable to excess aggregate contributions shall be determined for the Plan Year to which the excess aggregate contributions were allocated (A) under any reasonable method used for allocating income to all Participants’ Accounts and as applied consistently to all Participants for the Plan Year, or (B) as the income allocable to the Participant’s Matching Contributions (and qualified matching contributions, if any) and After-Tax Contributions for the Plan Year multiplied by a fraction, the numerator of which equals the Participant’s excess aggregate contributions for the year and the denominator of which equals the Participant’s Account balance

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attributable to Matching Contributions (and qualified matching contributions, if any, if such contributions are included in the ACP test) and After-Tax Contributions without regard to any income or loss during such Plan Year.

5.5         Qualified Non-Elective Contributions and Qualified Matching Contributions.  Under Treasury regulations, a Participating Company or a Non-Affiliated Participating Company may make qualified non-elective contributions or qualified matching contributions to the Plan on behalf of Participants.  Qualified non-elective contributions and qualified matching contributions may only be considered for ADP and ACP testing purposes if the Plan uses the current year testing method.  If qualified non-elective contributions and qualified matching contributions are used to pass ADP testing, allocations shall be made to Participants who are Non-Highly Compensated Employees under the provisions of Section 5.3.  Similarly, if qualified non-elective contributions are used to pass ACP testing, allocations shall be made under Section 5.4.

(a)          Qualified Non-Elective Contributions.  "Qualified non-elective contributions" are contributions (other than matching contributions) made by a Participating Company or a Non-Affiliated Participating Company that are non-forfeitable when made and distributable only under the distribution provisions (other than for hardships) applicable to Participant Contributions.  The Employee Benefits Committee shall allocate qualified non-elective contributions, if any, to Participants' Participant Contribution Account.

(b)          Qualified Matching Contributions.  "Qualified matching contributions" are matching contributions made by a Participating Company or a Non-Affiliated Participating Company that are non-forfeitable when made and distributable only under the distribution provisions (other than for hardships) applicable to Participant Contributions.  The Employee Benefits Committee shall allocate qualified matching contributions, if any, to Participants' Participant Contribution Account.

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Article 6

RECORDKEEPING AND VALUATION

6.1         Valuation of Funds.  At a Participant's request, the net value of each Investment Fund shall be determined by the Employee Benefits Committee as of the most recent Valuation Date.

6.2         Participant Statements.  The Employee Benefits Committee shall cause to be furnished to each Participant a statement of the value of each investment to which the assets of the Participant's Account have been allocated within 45 days of the end of each calendar quarter.  The statements shall contain such information as is necessary for the Participant to distinguish between Pretax Contributions, Roth Contributions, Catch-Up Contributions, After-Tax Contributions, Matching Contributions, Age & Service Point Contributions, Rollover Contributions, and related investment earnings.  The statement shall include the value of assets held in WEC Stock.

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Article 7

PLAN DISTRIBUTIONS, WITHDRAWALS AND LOANS

7.1         Withdrawals by Participants.  In-service withdrawals, including hardship withdrawals, are available only under the terms of an applicable Supplement for a Participating Group and, if available, are subject to the provisions in the Supplement.  Additional in-service withdrawal options are available for Participants on active military duty pursuant to the USERRA Policy.

7.2         Loans to Participants.  Loans shall be made available only under the terms of an applicable Supplement for a Participating Group and, if available, are also subject to a Participant loan program established by the Employee Benefits Committee.  The Participant loan program shall be contained in a separate written document which incorporates certain terms by reference and those terms are made a part of the Plan.  Furthermore, a Participant loan program may be modified or amended in writing without the necessity of amending this Section.

(a)          Eligible Participants.  Loans shall be made available to all Participants (active and former Employees) on a reasonably equivalent basis.

(b)          Nondiscriminatory Policy.  Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

(c)          Interest and Security.  Loans must be adequately secured and bear a reasonable rate of interest.

(d)          Loan Amount.  No Participant loan shall exceed the value of the vested portion of the Participant's Account.

(e)          Loan Default.  If default occurs, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

The Plan's loan policy should include, at a minimum: (i) the identity of the person or positions authorized to administer the Participant loan program; (ii) the procedure for applying for loans; (iii) the basis on which loans will be approved or denied; (iv) any limitations on the types of loans offered; (v) the procedure under the program for determining a reasonable rate of interest; (vi) the collateral that may secure a Participant loan; and (vii) the events constituting default and the steps taken to preserve Plan assets if default occurs.

Any outstanding loan balance in a Prior Plan transferred to this Plan shall be established under the terms applicable to such loan under the Prior Plan.

7.3         Death.  Upon the death of a Participant while in Employment, the Participant's vested Account shall be distributed to the Participant's Beneficiary in any form of payment available under Section 7.4(c) of the Plan.  In the event a Participant dies after termination of Employment but prior to full payment of the Participant's vested Account, the vested but unpaid portion of the Participant's Account shall be payable to the Participant's Beneficiary.  Distributions after death of a Participant shall be in accordance with the timing rules of Section 8.2.

7.4         Upon Termination of Employment.  Upon a Participant's termination of Employment, as determined under Code Section 401(k)(2)(B), caused for any reason other than the Participant's death, or

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a deemed termination of Employment for a Disabled Participant, the Participant's vested Account shall be distributed as follows:

(a)          Timing.  A Participant may elect to receive a distribution of the Participant's vested Account as soon as practicable after the Participant files such election in a manner and under procedures established by the Employee Benefits Committee.  The Employee Benefits Committee shall direct the Trustee to distribute the vested Account when administratively feasible following the Valuation Date on or immediately after the Participant's election.  If the Participant's vested Account does not exceed $1,000, the Participant's Account shall be distributed as a mandatory distribution under Section 7.6 below.  A Participant's right to elect a distribution shall continue until a distribution is required under Article 8, unless the Participant is reemployed by the Company, an Affiliated Company, or a Non-Affiliated Participating Company.

(b)          Consent to Distribution.  A Participant must consent to any distribution of the Participant's vested Account made prior to age 62, unless the Account is subject to mandatory distribution under Section 7.6 below.  The Employee Benefits Committee shall provide the Participant with notice of the material features of the available forms of distribution and the Participant's right to affirmatively elect to receive or defer a distribution, including the consequences of failing to defer distribution, no less than 30 days and no more than 180 days before the date the Account becomes payable.  The Participant's consent to a distribution shall be effective only if made within this notice period.  If a Participant affirmatively elects to receive a distribution, the Employee Benefits Committee does not have to delay the distribution until 30 days after the notice has been provided.  The Participant's consent shall not be required if the distribution is necessary to satisfy a provision of the Code, including Code Sections 401(a)(9) or 415.

(c)          Form of Payment.  Distributions due under the Plan shall be made by the Employee Benefits Committee in one of the following forms:  (i) a single lump sum; (ii) up to four partial withdrawals per Plan Year under such rules as established by the Employee Benefits Committee, or (iii) if the value of the Participant's vested Account is at least $5,000, installment payments over a period not extending beyond the life expectancy of the Participant, as permitted by the IRS.  A Participant who elects installment payments shall be entitled to elect additional partial distributions of the Participant's vested Account up to four times per year, accelerate installment payments, change the amount of installment payments, or stop installment payments at any time.  A Participant may elect to receive certificates for full shares of WEC Stock held in the WEC Stock Fund in any of the above noted forms of distribution in lieu of cash.  If a Participant elects a partial distribution comprising all or some of the Participant's After-Tax Contribution Account, and a subaccount has been established for pre-1987 After-Tax Contributions transferred into the Plan from a Prior Plan, distribution shall be deemed made in this order:

(i)          First, an amount equal to all of the Participant's After-Tax Contributions made prior to January 1, 1987, to the extent not previously withdrawn, or the balance of the Participant's After-Tax Contribution Account, if less.

(ii)         Second, an amount equal to all of the Participant's After-Tax Contributions made on or after January 1, 1987 and prior to the date of withdrawal, to the extent not previously withdrawn, or the balance in the Participant's After-Tax Contribution Account, if less, and the amount of any net gain attributable to the Participant's After-Tax Contributions to the date of withdrawal, to the extent not previously withdrawn.

If a Participant's Account transferred to this Plan from a Prior Plan is being distributed in installment payments that began prior to the Effective Date, such payments shall continue under the same

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payment schedule and from the same contribution sources in effect prior to the Effective Date, unless the Participant elects otherwise subsequent to the Effective Date.

7.5         Direct Rollover of Eligible Rollover Distributions.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Employee Benefits Committee, that any portion of an eligible rollover distribution be paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  The Employee Benefits Committee shall provide the distributee notice of the right to elect payment in a direct rollover.  Such notice shall be provided at least 30 days, and no more than 180 days, before the date of distribution.  Distribution to a distributee may not be made prior to 30 days from the date the Employee Benefits Committee provides the notice, unless the distributee makes an affirmative election as to the form of payment.  Failure to elect a direct rollover within 30 days from the date the notice is provided shall be deemed an election not to make a direct rollover.  The following definitions apply to this Section 7.5:

(a)          Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and any distribution made upon the hardship of a Participant.  For this subsection, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Contributions.  However, any portion of a distribution that consists of After-Tax Contributions may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), a Roth individual retirement account, or annuity described in Code Section 408A or to a qualified plan or annuity contract described in Code Section 401(a) or 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(b)          Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a) (including a Roth individual retirement account described in Code Section 408A), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), and an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).  Notwithstanding the foregoing, a direct rollover of a distribution from a Roth Account or Roth Rollover Subaccount of a Participant's Rollover Account shall only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 408A, and only to the extent the rollover is permitted under Code Section 402(c).

(c)          Distributee: A distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees regarding the interest of the Spouse or former Spouse.  A distributee also includes a designated Beneficiary as defined in Code Section 401(a)(9)(E) who is not a surviving Spouse or former Spouse of the Participant, however, such Beneficiary may elect a direct rollover of an eligible

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rollover distribution only to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract) under Code Section 402(c)(11) and the regulations thereunder.

(d)          Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.6         Mandatory Distributions.  The Employee Benefits Committee shall direct the Trustee to make a mandatory distribution of the vested Account of a Participant, Beneficiary, or alternate payee under Section 13.4, valued at $1,000 or less at the time of distribution.  Participant consent to a mandatory distribution shall not be required.  A mandatory distribution shall be made no earlier than 30 days from the date the Employee Benefits Committee provides notice of the right to elect payment in a direct rollover under Section 7.5 of the Plan, and no later than an administratively feasible date following the end of the Plan Year in which the Participant's Employment terminates.  If a Participant's vested Account is valued at zero, the Participant shall be deemed to have received a distribution of the vested Account as of the Participant's termination of Employment.  Mandatory distributions shall be made in a single lump sum payment.  A Participant's Account balance shall include any amounts attributable to a Participant's Rollover Account to determine if the Account exceeds $1,000.

7.7         Right to Delay Payment under Code Section 401(a)(14).  If a Participant's vested Account exceeds the $1,000 mandatory distribution limit of Section 7.6 above, the Participant may elect to postpone distribution until the 60th day after the close of the Plan Year in which occurs the latest of:

(a)          The date on which the Participant attains age 62;

(b)          The date on which the Participant terminates Employment; or

(c)          The 10th anniversary of the year in which the Participant commenced participation in the Plan.

Notwithstanding the foregoing, the Participant may elect to further defer distribution of the Participant's vested Account to the Participant's required beginning date as defined in Article 8.  Except for $1,000 mandatory distributions under Section 7.6 above, if a Participant does not elect an immediate distribution, the Participant shall be deemed to have an elected to postpone distribution.  The Participant's right to elect a distribution shall continue until distribution is required; unless the Participant is reemployed as an Employee.

7.8         Transfer of Assets To and From the Plan.  The Employee Benefits Committee has sole discretion to accept a transfer of assets from, or make a transfer of assets to, another qualified retirement plan maintained by the Company or an Affiliated Company (an "Affiliated Plan") on behalf of an Eligible Employee.  If a transfer of assets is accepted into this Plan on behalf of an Employee prior to the Employee becoming a Participant, the Employee shall be treated as a Participant for all purposes only with respect to such transferred amount.  The Employee Benefits Committee may refuse to accept a transfer of assets from an Affiliated Plan, or refuse to make a transfer of assets to an Affiliated Plan, if the Committee reasonably believes the transfer is not being made from a qualified plan, could jeopardize the tax-exempt status of the Plan, or could create adverse tax consequences for the Plan or the Company.

(a)          Protected Benefits on Transfers To or From An Affiliated Plan.  Except in the case of a Qualified Transfer (as defined in subsection (c) below), a transfer of assets to or from an Affiliated Plan is initiated at the Plan level and does not require Participant or Spouse consent.  If the Employee Benefits Committee directs the Trustee to accept a transfer of assets to this Plan that is not a Qualified Transfer,

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the Participant on whose behalf the transfer is made retains all protected benefits (as defined in Code Section 411(d)(6)) that applied to such transferred assets under the Affiliated Plan.  The Plan shall not accept a transfer of assets that requires the Plan to protect qualified joint and survivor annuity benefits under Code Section 401(a)(11).

(b)          Transfers from a 401(k) Plan.  If the Plan accepts a transfer from an Affiliated Plan (including a Qualified Transfer) that includes a cash-or deferred arrangement under Code Section 401(k) and the transfer includes Participant Contributions, qualified non-elective contributions, qualified matching contributions or contributions to satisfy the safe harbor requirements of Code Sections 401(k) or 401(m), such amounts must retain their character under this Plan and such amounts (including any allocable gains or losses) must remain subject to the distribution restrictions applicable to such amounts under the Code.  If the Plan accepts a transfer of Roth Contributions, the Plan must continue to apply the Roth Contribution rules to such transferred Roth Contributions.  The transferred assets shall be allocated to the appropriate Participant's Account and the appropriate subaccount necessary to separately track the sources of the transferred assets.

(c)          Qualified Transfer.  The Plan does not have to provide for any protected benefits (as defined in Code Section 411(d)(6)) related to plan assets that are received or transferred in a Qualified Transfer from an Affiliated Plan.  A Qualified Transfer is a plan-to-plan transfer of a Participant's benefits in connection with a Participant's change in employment status that causes the Participant to become ineligible for additional allocations under the transferring plan if such transfer satisfies the following requirements:

(i)          The Participant need not be eligible for an immediate distribution of benefits under the transferring plan;

(ii)         The Participant on whose behalf benefits are being transferred must make a voluntary, fully informed election to transfer benefits to this Plan, or the other plan, if applicable; and

(iii)        The Participant must be fully vested in the Participant's entire account to be transferred and the Participant's account may not be invested in the WEC Stock Fund at the time the Participant makes the transfer election (i.e., the Participant's account may not be in the ESOP portion of the other plan).

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Article 8

MINIMUM REQUIRED DISTRIBUTIONS

8.1         General Rules.  The requirements of this Article 8 will control over any inconsistent provisions of the Plan.  All distributions required under this Article will be determined and made under Treasury Regulations for Code Section 401(a)(9).

8.2         Time and Manner of Distribution.

(a)          Required Beginning Date.  A Participant's vested Account shall be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(b)          Death of Participant Before Distributions Begin.  If a Participant dies before distributions begin, the Participant's entire vested Account will be distributed, or begin to be distributed, no later than:

(i)          If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, then distribution to the surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)         If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, then distribution to the designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)        If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's vested Account shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)        If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary does not have to begin by the date specified in Sections 8.2(b)(i) and (ii), but the Participant's entire interest will be distributed to the designated Beneficiary by the December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(v)         If the Participant's surviving Spouse is the Participant's sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 8.2(b), other than Section 8.2(b)(i) will apply as if the surviving Spouse were the Participant.  For this Section 8.2(b) and Section 8.4 of the Plan, unless Section 8.2(b)(v) applies, distributions are considered to begin on the Participant's required beginning date.  If Section 8.2(b)(v) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 8.2(b)(i).

(c)          Forms of Distribution.  Unless the Participant's interest is distributed in a single lump sum by the required beginning date, as of the first distribution calendar year, distributions will be made under Sections 8.3 and 8.4 of this Article.

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8.3         Required Minimum Distributions During Participant's Lifetime.

(a)          Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant's lifetime, the minimum amount distributed for each distribution calendar year will be the lesser of:

(i)          The quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)         If the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

(b)          Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions shall be determined under this Section 8.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

8.4         Required Minimum Distributions After Participant's Death.

(a)          Death On or After Date Distributions Begin.

(i)          Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(A)         The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)         If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year.  For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(C)         If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)         No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the

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Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)          Death Before Date Distributions Begin.

(i)          Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin, there is a designated Beneficiary, and Section 8.2(b)(iv) (regarding the five-year rule) does not apply, the minimum amount distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 8.4(a) of the Plan.

(ii)         No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire vested Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)        Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 8.2(b)(i) of the Plan, this Section 8.4(b) will apply as if the surviving Spouse were the Participant.

8.5         Definitions.

(a)          Designated Beneficiary.  The individual designated as the Beneficiary is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)          Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date.  For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.2(b) of the Plan.  The required minimum distribution for the Participant's first distribution calendar year shall be made on or before the Participant's required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.

(c)          Life expectancy.  Life expectancy as computed under the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)          Participant's Account balance.  The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

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(e)          Required beginning date.  The required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires, except that benefit distributions to a 5-percent owner within the meaning of Code Section 416 must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

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Article 9

TRUST AGREEMENT AND TRUST FUND

9.1         Trust Agreement.  All contributions to the Plan and all of its assets shall be held in the Trust Fund under the terms of the Trust Agreement, to provide the benefits and to pay the expenses of the administration of the Plan.  No Participant, or Beneficiary, shall have any interest in or right to the Trust Fund or to any part of the corpus or income thereof, except as and to the extent provided in the Plan.  Except as provided in Section 11.4 of the Plan at no time shall any part of the corpus or income be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

9.2         Investment of Trust Fund.  Contributions made under the Plan shall be deposited in the Trust Fund for investment under a funding policy consistent with the objectives of the Plan and the requirements of ERISA.  The Trust Fund may consist of one or more Investment Funds.  Investment Funds are not separate trust funds, but are funds reflecting various types of investments that the Trustee may from time to time establish upon direction of the Investment Trust Policy Committee.  Except as provided in the Trust Agreement, the Investment Trust Policy Committee shall have complete discretion in the selection of Investment Funds (except for the WEC Stock Fund, which may be offered under the ESOP component of the Plan) and may agree to such terms and conditions regarding the Investment Funds as it deems advisable.  Each Participant's share in the Trust Fund shall consist of an undivided interest in the respective assets allocated to one or more of such Investment Funds.  Except as otherwise provided, each Participant's interest in each such Investment Fund as of any Valuation Date shall be that proportion of such Investment Fund that the value of the Participant's Account in such Investment Fund as of such date bears to the value of the total Accounts of all Participants in such Investment Fund as of the Valuation Date that such interest is being determined.

9.3         Funding Policy.  The funding policy for the Plan requires the Trustee to invest the Trust Fund for the exclusive benefit of Participants and their Beneficiaries in a manner consistent with ERISA, as amended from time to time.  As part of such funding policy, the Company shall from time to time direct the Trustee, or an investment manager as permitted by the Trust, to exercise its investment discretion to provide sufficient cash assets in an amount determined under the funding policy in effect to be necessary to meet the liquidity requirements for administration of the Plan.

9.4         Participant Direction of Investments.  Participants shall direct the investment of their Accounts in accordance with the following:

(a)          Investment of Funds.  The Company, under uniform and nondiscriminatory procedures, may authorize Participants to direct the investment of their Account in Investment Funds.  Participants' directions shall be made in a manner approved by the Employee Benefits Committee and shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by Participants.  If the Trustee acts at the direction of a Participant, the Company., the Board, the Participating Companies and Non-Affiliated Participating Companies and their boards of directors, officers and employees, the members of the Employee Benefits Committee and the Investment Trust Policy Committee, and the Trustee shall not be liable or responsible for any loss resulting to the Trust Fund or to any Account or for any breach of fiduciary responsibility by reason of any action taken under the direction of the Participant.

(b)          Investment Elections.

(i)          Participants may invest their Account among the available Investment Funds in whole percentages of at least one percent.  A Participant's election will remain in effect until amended or

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discontinued.  If a Participant fails to direct the investment of all or any portion of the Participant's Account, such amount shall be invested in the Investment Fund designated by the Employee Benefits Committee, which is intended to satisfy the requirements for a qualified default investment alternative under ERISA Section 404(c).

(ii)         A Participant may change the investment election as to future contributions and earnings under rules prescribed by the Employee Benefits Committee.  A Participant may change the investment election as to the Participant's existing Account under rules prescribed by the Employee Benefits Committee.

9.5         Prohibition on Investment of Trust Fund.  Notwithstanding anything to the contrary contained herein, no Participant Contributions, Catch-Up Contributions, After-Tax Contributions, Rollover Contributions, Matching Contributions, or Age & Service Point Contributions shall be invested in life insurance policies on a Participant's life, unless the purchase of such life insurance is incidental under the requirements of any applicable statute, rule, regulation or revenue ruling.

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Article 10

FIDUCIARY RESPONSIBILITIES

10.1       Basic Responsibilities.  Under Title I, Section 404 of ERISA, any fiduciary of the Plan, whether specifically designated or not, must discharge its duties under the applicable standards under ERISA.

10.2       Indemnification of Fiduciaries.  The Company, the Participating Companies, and any Non-Affiliated Participating Companies shall indemnify and hold harmless out of such companies' assets, not the Trust Fund, members of the Investment Trust Policy Committee and Employee Benefits Committee, members of the Board and members of the Board of Directors of any Participating Company or a Non-Affiliated Participating Company, and any other Employee deemed to be a "fiduciary" under either statutory or common law from and against any damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of any action, suit or proceeding to which they may be a party or with which they may be threatened or in connection with any appeal therefrom by virtue of any wrongful act or omission in their respective capacities for the Plan, except as and to the extent any such liability may be based on the individual's own gross negligence or willful misconduct; provided, however, that notwithstanding anything to the contrary herein, the foregoing indemnification shall extend and be effective only to the extent that the same shall be valid and enforceable under all applicable laws.  Indemnification shall not be deemed for exclusive remedy of any person entitled to indemnification under this Section 10.2.  The indemnification provisions hereunder shall continue as to a person who has ceased acting in a fiduciary capacity, and such person's rights shall inure to the benefit of that person's heirs and representatives.  This indemnification shall not duplicate but may supplement any applicable insurance.

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Article 11

ADMINISTRATION OF THE PLAN

11.1       Employee Benefits Committee.  The Plan shall be administered by the Employee Benefits Committee, unless otherwise provide in the Plan.

11.2       Powers and Duties.  The Employee Benefits Committee shall administer the Plan under the terms of its charter and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  The Employee Benefits Committee shall have full and complete authority and control regarding Plan operations and administration unless the Employee Benefits Committee allocates and delegates such authority or control.  Any decisions of the Employee Benefits Committee or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan, except to the extent that such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such matters.  Benefits under this Plan shall be paid only if the Employee Benefits Committee decides in its discretion that the Participant is entitled to benefits.  The Employee Benefits Committee shall have all powers that are necessary to manage and control Plan operations and administration.  Unless contrary to the charter of the Employee Benefits Committee, the Employee Benefits Committee's powers shall include, but not be limited to, the following:

(a)          Determining all questions relating to the eligibility of Employees to participate or remain an Eligible Employee;

(b)          Making and enforcing such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

(c)          Interpreting the Plan and deciding any and all matters arising under the Plan including the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated;

(d)          Computing or causing to be computed the benefit that shall be payable to any Participant or Beneficiary under the provisions of the Plan;

(e)          Authorizing disbursements from the Trust Fund; provided, however, that any instructions of the Employee Benefits Committee to the Trustee shall be evidenced in writing;

(f)          Maintaining or causing to be maintained all necessary records for the administration of the Plan;

(g)          Preparing and filing, or causing to be prepared and filed, all information and reports to the Internal Revenue Service and the Department of Labor, and to supply such information and notices to Participants, Beneficiaries and others as may be required by applicable federal and state law;

(h)          Assisting or causing someone else to assist any Eligible Employee regarding rights, benefits, or elections available under the Plan;

(i)          Employing such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration;

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(j)          Designating in writing persons other than the Employee Benefits Committee to perform any of its powers including but not limited to, Plan fiduciary responsibilities;

(k)          Allocating in writing any of its powers and duties, including but not limited to fiduciary responsibilities to those persons who have been designated to perform Plan fiduciary responsibilities; and

(l)          Reviewing the activities of any person designated to carry out the powers or duties of the Employee Benefits Committee regarding overall administration of the Plan.

11.3       Records and Notices.  The Employee Benefits Committee shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration.  The Employee Benefits Committee shall notify the Trustee of any action taken by the Employee Benefits Committee that affects the Trustee's Plan obligations or rights and, when required, shall notify any other interested parties.

11.4       Expenses.  The reasonable expenses incident to the operation of the Plan, including the compensation of personnel employed by the Employee Benefits Committee under Section 11.2, Powers and Duties, may be paid from the Trust Fund, but the Company may elect at any time to pay part or all of the expenses directly and shall also retain the right to seek reimbursement from the Trust Fund for expenses paid directly by the Company but that are properly payable from the Trust Fund.  In the absence of such election, or to the extent that expenses exceed those which the Company has elected to pay and not seek reimbursement, the Trust Fund shall pay all expenses of the operation of the Plan.  Any such election shall not bind the Company as to its right to elect, with respect to the same or other expenses at any other time, to have such compensation paid directly from the Trust Fund or to seek reimbursement from the Trust Fund for expenses paid directly by the Company but that are properly payable from the Trust Fund.

The Company may elect to use the Plan's revenue sharing account to pay reasonable Plan administrative expenses.  If the Company does not apply the entire balance of that account to pay such expenses, any remaining balance will be allocated on a pro rata basis to the Account of any Participant (exclusive of any outstanding loan) with a balance greater than zero as of the allocation date.  Allocations from the revenue sharing account shall be made following the allocation of income to Participants' Accounts and no later than as of the last day of the Plan Year during which the amounts are credited to the revenue sharing account or in appropriate situations no later than the immediately succeeding Plan Year.

11.5       Limitation on Liability.  No member of the Investment Trust Policy Committee or the Employee Benefits Committee shall be liable for any act of omission or commission except as expressly provided by ERISA.

11.6       Claims Procedures.  The Employee Benefits Committee shall establish and maintain reasonable procedures governing the filing of benefit claims, notification of benefit determinations and appeal of adverse benefit determinations, which procedures shall be incorporated by reference.  The Plan's claims procedures shall contain administrative processes and safeguards designed to ensure and to verify that, where appropriate, the Plan provisions have been applied consistently regarding similarly situated claimants.

11.7       Application for Benefits.  A person entitled to benefits from the Plan must apply for benefits with the Employee Benefits Committee in a manner approved by the Employee Benefits Committee.  The Employee Benefits Committee shall process a claim for benefits under the Plan's claims procedures.

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11.8       Reliance on Report and Certificates.  The Investment Trust Policy Committee and the Employee Benefits Committee shall be entitled to rely conclusively upon all valuations, certificates, opinions and reports which may be furnished by an accountant, counsel or other person employed or engaged for such purposes.

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Article 12

AMENDMENT OR TERMINATION

12.1       Amendment or Restatement.  The Company reserves the right, by action of its Board, to amend or restate the Plan including any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under applicable federal and state laws.  No amendment shall increase the duties or responsibilities of the Trustee without its consent in writing.  No amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than the exclusive benefit of Participants or their Beneficiaries or the payment of administrative expenses.  A modification, alteration or amendment of the Plan may affect present and future Employees, Participants or Beneficiaries, but may not reduce the Accounts of any Participant or Beneficiary and must comply with all requirements of Code Section 411(d)(6) and Treasury Regulation Section 1.411(d)-3.  The Chief Executive Officer of the Company also has the authority to amend the Plan, provided that such amendment does not materially affect the cost of the Plan, does not materially change the benefits of an elected officer, nor result in any increase in the benefits of such Chief Executive Officer.  The Chief Executive Officer is also authorized to amend the Plan to reflect or to approve mergers into and replacements of the Plan under prior resolutions adopted by the Board.

12.2       Termination and Discontinuance of Contributions.  The Company reserves the right to terminate the Plan at any time for any or all Participants.  Any Participating Company shall be permitted to discontinue or revoke its participation in the Plan.  Upon discontinuance of Plan contributions or full or partial termination of the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable.  The Company shall provide the Trustee with written notification of the full or partial termination of the Plan.  In the event of full or partial termination; a Participating Company's liability to pay Plan benefits shall be strictly limited to assets of the Trust Fund.

12.3       Acquisition of the Company.  The Plan shall not be automatically terminated by the acquisition of the Company by another company, but the Plan shall be continued after such merger provided the successor company agrees to continue the Plan.  All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

12.4       Merger or Consolidation.  The merger or consolidation of the Plan with any other qualified defined contribution plan shall be permitted only if the benefit each Participant or Beneficiary would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit the Participant or Beneficiary would have received had the Plan been terminated immediately before any such transaction.  This provision shall not require immediate vesting of Participant Accounts upon a merger or consolidation.

12.5       Participation in the Plan.  An Affiliated Company designated by the Chief Executive Officer of the Company, may become a Participating Company under the Plan by adopting the Plan for the benefit of its Eligible Employees, effective as of the date specified by the Chief Executive Officer of the Company.  A Supplement to the Plan may contain such specific changes or variations in the Plan applicable to such adopting Participating Company and its Employees as may be acceptable to the Company and the Trustee.  However, the sole, exclusive right to make any amendment of whatever kind to the Plan is reserved by the Company.  By adoption of the Plan, a Participating Company shall be deemed to appoint, as its exclusive agents, the Company, the Employee Benefits Committee, and the Investment Trust Policy Committee to exercise on the Participating Company's behalf all of the power and authority conferred by the Plan on the Participating Company.  The authority of these agents shall continue until this Plan is terminated as to the Participating Company and the relevant Trust Fund assets have been distributed by the Trustee.  It shall not be necessary for such adopting Participating Company to sign or execute the original or restated Plan document.

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Article 13

GENERAL PROVISIONS

13.1       No Guarantee of Employment.  The Plan shall not be deemed to constitute a contract between any Participating Company or a Non-Affiliated Participating Company and any Employee or to be consideration or inducement for the Employment of any Employees.  Nothing in the Plan shall be deemed to give any Employee the right to be retained in the service of any Participating Company or a Non-Affiliated Participating Company or to interfere with the rights of such Participating Company or a Non-Affiliated Participating Company to terminate the Employee at any time.

13.2       Payments to Minors and Incompetents.  If the Employee Benefits Committee determines that any person to whom a payment is due cannot care for his or her affairs because of physical or mental disability or because a minor, the Employee Benefits Committee shall have the authority to cause the payments to be made to such person's guardian or legal representative without responsibility of the Participating Companies or Non-Affiliated Participating Companies or the Trustee to see to the application of such payments.  Payments made under such power shall, to the extent thereof, operate as a complete discharge of the obligations of the Participating Companies or Non-Affiliated Participating Companies, the Trustee and the Trust Fund.

13.3       Non-Alienation of Benefits.  No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, garnishment or pledge; and any attempt to anticipate, assign, garnish or pledge the same shall be void; and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participant or Beneficiary, except to the extent provided by law, including:

(a)          Any indebtedness owing to the Trust Fund;

(b)          Payment required by a qualified domestic relations order, as defined in Code Section 414(p) and ERISA Section 206(d); or

(c)          A judgement, order, decree or settlement agreement entered into on or after August 5, 1997 that results from a criminal act against the Plan or breach of fiduciary duty to the Plan and meets the requirements of Code Section 401(a)(13)(C).

13.4       Qualified Domestic Relations Orders.  Upon receipt of a domestic relations order issued by a court or administrative agency of competent jurisdiction relating to a Participant's Account in the Plan, the Employee Benefits Committee shall determine whether such domestic relations order constitutes a qualified domestic relations order, as defined in Code Section 414(p) and Section 206(d) of ERISA (a "QDRO").  The Employee Benefits Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions mandated by a QDRO.  Such procedures may include, on a uniform and nondiscriminatory basis, rules providing for distributing nonforfeitable benefits to the alternate payee at an earlier time than benefits might otherwise be available to the Participant.  However, such procedures may not permit distribution be made to the alternate payee in a payment form otherwise not available under the Plan.  Distributions to the alternate payee may be made in any form available to the Participant under the Plan.

13.5       Offset.  If any payment is made from the Plan to any individual not entitled to such payment, in whole or in part, the Participant may be required to repay the erroneous payment plus applicable earnings to the Plan.  To the extent the Participant does not repay the erroneous payment, the Employee Benefits Committee shall have the right to direct the Trustee to suspend, withhold payments of, or reduce future

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payments due to, or on behalf of, such individual by the amount of any such erroneous payment.  This right of offset, however, shall not limit any rights to recover such overpayments in any other manner, including, but not limited to, commencing a restitution action under ERISA.

13.6       Governing Law.  The Plan shall be construed and enforced according to the laws of the State of Wisconsin, except to the extent such laws are preempted by applicable federal law.

13.7       Uniform Administration.  Whenever in the administration of the Plan, any action by a Participating Company or the Employee Benefits Committee is required regarding the eligibility or classification of an Employee or to the determination or payment of benefits, such action shall be uniformly applied to all persons similarly situated.

13.8       Source of Payments.  Benefits under this Plan shall be payable only out of the Trust Fund and no Participating Company or Non-Affiliated Participating Company shall have any legal obligation, responsibility or liability to make any direct payment of benefits due under the Plan.  Neither the Employee Benefits Committee nor the Trustee nor any Participating Company or Non-Affiliated Participating Company makes any guarantee to Participants or Beneficiaries against the loss or depreciation in the value of the Trust Fund or guarantees the payment of any benefits hereunder.

13.9       Word Usage.  Wherever appropriate, the masculine pronoun as used in the Plan shall include the feminine, and the singular shall include the plural and the plural shall include the singular.

13.10     Location of Participant or Beneficiary Unknown.  If the Employee Benefits Committee is unable to pay benefits from the Plan to any Participant or Beneficiary due to the Employee Benefits Committee's inability to locate such Participant or Beneficiary, after diligent effort as required by law, the amount to be distributed may be forfeited.  If the Participant or Beneficiary is located subsequent to the allocation of the forfeiture, the forfeited amount shall be restored, first from forfeitures, if any, then income and, last, as an additional Participating Company contribution.  If a Participant or Beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or Beneficiary shall be transferred at the earliest possible date to the state of the Participant's or Beneficiary's last known address under the terms of that state's abandoned property law or as otherwise permitted by law.  Upon such transfer, the Participating Companies, or Non-Affiliated Participating Companies, Employee Benefits Committee and Trustee shall have no further liability for the amount so transferred.

If a Participant's duly qualified guardian or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative.  If a distribution is to be made to a minor, the Employee Benefits Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or an adult with whom the Beneficiary maintains a residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act if permitted by the laws of the state in which the Beneficiary resides.  Any payment made under this section in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Trust Fund or the Trustee.

13.11    Plan Provisions in Multiple Employer Plans.  The Plan shall be treated as a multiple employer plan if there is a Non-Affiliated Participating Company.

(a)          All Participating Companies and Non-Affiliated Participating Companies shall acknowledge that this Plan is subject to the rules of Code Section 413(c) and Regulations, which are incorporated by reference.

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(b)          A Non-Affiliated Participating Company shall be treated as a separate Participating Company for contributions.

(c)          For eligibility requirements in Article 3 and vesting in Article 4, in determining an Employee's years of eligibility service, all Participating Companies and Non-Affiliated Participating Companies constitute a single employer, so long as the Employee is in Employment with any Affiliated Company or Non-Affiliated Participating Company.  An Employee who discontinues Employment with a Non-Affiliated Participating Company, but then resumes service with another Participating Company or Affiliated Company shall not be considered to have severed Employment.

(d)          The Plan limitations relating to the requirements of Code Sections 402(g), 414(v) and 415 shall be applied to the Plan as a whole.

(e)          The requirements of Code Sections 401(a)(4), 410(b), 414(q) and 416 shall be applied separately to each Non-Affiliated Participating Company.

(f)          Each Non-Affiliated Participating Company shall be treated as a separate Participating Company for the top-heavy determination and application of the top-heavy requirements of Section 5.2.

(g)          Each Non-Affiliated Participating Company shall be treated as a separate Participating Company for the ADP test in Section 5.3 and ACP test in Section 5.4.

(h)          For determining a Participant's required beginning date for minimum required distributions, a Participant shall be considered a five-percent owner in a year in which the Participant is both a five-percent owner and an Employee of an Affiliated Company or a Non-Affiliated Participating Company.

(i)          The Employee Benefits Committee shall be responsible for administering the Plan as a multiple employer plan.

13.12     Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit regarding qualified military service will be provided as required by Code Section 414(u) and the USERRA Policy, which applicable provisions are incorporated herein by reference.

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Article 14

EMPLOYEE STOCK OWNERSHIP PLAN COMPONENT

14.1       In General.  The portion of the Plan invested in the WEC Stock Fund is an employee stock ownership plan ("ESOP") within the meaning of Code Section 4975(e)(7).

14.2       Voting WEC Stock.  Each Participant or, if applicable, Beneficiary shall be entitled to direct the Employee Benefits Committee as to the exercise of any voting rights attributable to shares of WEC Stock in the portion of the Participant's Account, if any, held in the WEC Stock Fund as of the Valuation Date preceding the record date for the vote.  Each such Participant shall be provided copies of any pertinent material together with a request for the Participant's confidential instructions as to how such shares are to be voted.  The Employee Benefits Committee shall direct the Trustee to vote such shares in accordance with such instructions.  Any shares of WEC Stock for which the Employee Benefits Committee has not received such voting instructions, shall be voted by the Trustee based on the proportionate results of the instructions received for other shares, except if the Trustee in its good faith determination concludes other action is required to comply with its fiduciary duties under ERISA.

14.3       Tender Offers.  If WEC Stock becomes the subject of a tender offer, each Participant shall have the sole and exclusive right to decide whether to direct the Trustee to tender up to the number of whole and fractional shares of stock attributable to the Participant's balance in the WEC Stock Fund as of the Valuation Date preceding the date of the tender offer.  Each Participant shall have the right, to the extent the terms of the tender offer so permit, to direct the withdrawal of such shares from tender.  A Participant shall not be limited as to the number of instructions to tender or to withdraw from same which the Participant can give, provided, however, that the Participant shall not have the right to give such instructions outside a reasonable time period established by the Trustee.  Said reasonable time period shall be based on the ability of the Trustee to comply with the offer.  Each such Participant will be provided, by the Employee Benefits Committee, within a reasonable time of the commencement of a tender offer, copies of any pertinent material supplied by the tender offeror or the Company, together with a request for the Participant's instructions pertaining to tender of the applicable shares.  Such written material shall include:

(a)          The offer to purchase as distributed by the offeror for the shares of WEC Stock;

(b)          A statement of the shares representing the Participant's interest in the WEC Stock Fund as of the most recent information available to the Employee Benefits Committee; and

(c)          Directions as to the means by which a Participant can give instructions regarding the tender.

The Trustee shall aggregate numbers representing Participants' instructions and shall tender such shares in accordance with such instructions.  Any shares of WEC Stock for which the Employee Benefits Committee has not received such tender offer instructions, shall not be tendered.  The proceeds of any shares of WEC Stock tendered under Section 14.3 which are purchased and paid for by the tender offeror shall be credited to the Investment Fund or Funds elected by the Participant under rules established by the Employee Benefits Committee.  If all shares of WEC Stock tendered by Participants are not purchased pursuant to the tender offer, the Employee Benefits Committee is authorized to allocate the proceeds of the whole and fractional shares purchased from all such Participants pro rata, based upon the aggregate shares tendered by each Participant.

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14.4       Dividends.  Notwithstanding Section 4.8 of the Plan, all dividends within the WEC Stock Fund shall be fully vested.  Any cash dividends paid shall be allocated to Participants' Accounts and reinvested in the WEC Stock Fund, provided the Company may direct that each Participant (or Beneficiary) shall have the right to elect to have the dividends, which would otherwise be invested in the WEC Stock Fund, distributed by the Plan to the Participant (or Beneficiary) as soon as practicable following the date on which the dividend is paid to the Plan, but in no event later than 90 days after the end of the Plan Year in which the dividend is paid to the Plan.  The election available to the Participant (or Beneficiary) shall be administered under rules and regulations of Code Section 404(k)(2)(A)(iii), and may provide for a negative election (i.e., the dividends will remain in the ESOP unless the Participant elects otherwise).  In order to receive a hardship withdrawal under Section 7.1, the Participant must have in effect, at the time of such hardship withdrawal, an election to have currently available dividends on WEC Stock distributed directly to the Participant.

14.5       Diversification Requirements for Accounts Invested in the WEC Stock Fund.  A Participant may divest any portion of the Participant's Account held in the WEC Stock Fund at any time in a manner prescribed by the Employee Benefits Committee.  A Participant's right to diversify the Participant's entire Account at any time (vested or nonvested) satisfies the diversification requirements of Code Section 401(a)(35).

14.6       Stock Bonus ESOP.  As required by Code Section 4975(e)(7), the assets of the ESOP portion of the Plan are intended to be invested primarily in WEC Stock (except for cash or cash equivalent investments determined by the Investment Trust Policy Committee to be required to meet liquidity needs).  The ESOP portion of the Plan is a stock bonus plan and not a money purchase pension plan.

14.7       Distributions from the WEC Stock Fund.  The distribution of the portion of a Participant's Account invested in the WEC Stock Fund (the "ESOP Account") may commence as elected by the Participant upon termination of Employment for any reason.  A Participant's right to commence distribution upon termination of Employment satisfies Code Section 409(o).

This Plan is adopted by the duly authorized Chief Executive Officer of the Company this 12th day of September 2016.

WEC ENERGY GROUP, INC.

By:	/s/ Allen L. Leverett
Allen L. Leverett
Title:	President and Chief Executive Officer

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EXHIBIT I

SCHEDULE OF COMPANIES PARTICIPATING IN THE PLAN

Name of Participating Company	Effective Date of Participation in the Plan

Peoples Energy, LLC	September 14, 2016

The Peoples Gas Light and Coke Company	September 14, 2016

North Shore Gas Company	September 14, 2016

WEC Business Services, LLC	September 14, 2016

Michigan Gas Utilities Corporation	September 14, 2016

Minnesota Energy Resources Corporation	September 14, 2016

Wisconsin Public Service Corporation	September 14, 2016

Wisconsin River Power Company, a subsidiary of Wisconsin Public Service Corporation and a Non-Affiliated Participating Company	September 14, 2016

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EXHIBIT II

SCHEDULE OF SUPPLEMENTS

This Exhibit II to the WEC Energy Group Limited Retirement Savings Plan lists the Supplements for a Participating Group in the Plan, the Participating Company (or Companies) or the Non-Affiliated Participating Company that employs Eligible Employees in the Participating Group, and the applicable Supplement that describes Plan provisions for the Participating Group.

Participating Group	Participating Company(ies)	Plan Supplement

Administrative (nonunion) Eligible Employees, including former Participants in the Integrys Energy Group 401(k) Plan for Administrative Employees	WEC Business Services, LLC, Wisconsin Public Service Corporation, The Peoples Gas Light and Coke Company, North Shore Gas Company, Michigan Gas Utilities Corporation and Minnesota Energy Resources Corporation	Supplement A

Eligible Employees covered by a collective bargaining agreement with Local 18007 of the Utility Workers Union of America	The Peoples Gas Light and Coke Company	Supplement B

Eligible Employees covered by a collective bargaining agreement with Local 2285 of the International Brotherhood of Electrical Workers, AFL CIO	North Shore Gas Company	Supplement C

Eligible Employees covered by a collective bargaining agreement with Local 420 of the International Union of Operating Engineers	Wisconsin Public Service Corporation	Supplement D

Eligible Employees covered by a collective bargaining agreement with Local 12295 of the United Steelworkers of America, AFL CIO, CLC	Michigan Gas Utilities Corporation	Supplement E

Eligible Employees covered by a collective bargaining agreement with Local 31 of the International Brotherhood of Electrical Workers, AFL CIO	Minnesota Energy Resources Corporation	Supplement F

Eligible Employees covered by a collective bargaining agreement with Local 417 of the Utility Workers Union of America, AFL CIO	Michigan Gas Utilities Corporation	Supplement G

Eligible Employees covered by a collective bargaining agreement with Local 1147 of the International Brotherhood of Electrical Workers	Wisconsin River Power Company, a subsidiary of Wisconsin Public Service Corporation and a Non-Affiliated Participating Company	Supplement H

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